                                                                    EXHIBIT 10.1
================================================================================


                           LOAN AND SECURITY AGREEMENT

                                  BY AND AMONG

                            PARADYNE NETWORKS, INC.,

                                   AS PARENT,

                                       AND

                              PARADYNE CORPORATION,

                                  AS BORROWER,

                                       AND

                          FOOTHILL CAPITAL CORPORATION,

                                    AS LENDER

                            DATED AS OF JULY 16, 2001


================================================================================

                           LOAN AND SECURITY AGREEMENT

                  THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of July 16, 2001 by and among FOOTHILL CAPITAL CORPORATION, a California corporation ("Lender"), PARADYNE NETWORKS, INC., a Delaware corporation ("Parent"), and PARADYNE CORPORATION, a Delaware corporation ("Borrower").

         The parties agree as follows:

1. DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

                  "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account, chattel paper, or a General Intangible.

                  "Accounts" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "accounts" (as that term is defined in the Code), and any and all supporting obligations in respect thereof.

                  "Additional Documents" has the meaning set forth in
Section 4.4.

                  "Advances" has the meaning set forth in Section 2.1.

                  "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of Stock, by contract, or otherwise; provided, however, that, in any event: (a) any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed to control such Person; (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person; and (c) each partnership or joint venture in which a Person is a partner or joint venturer shall be deemed to be an Affiliate of such Person; provided further, that, for purposes of clause (c) of the definition of Eligible Accounts and Section 5.2(a), neither TPG Partners, L.P., TPG Partners II, L.P. and TPG Partners III, L.P., nor any Affiliate of any of them, will be an Affiliate of Borrower.

                  "Agreement" has the meaning set forth in the preamble hereto.

                  "Applicable Cancellation Premium" means, as of any date of determination, an amount equal to (a) during the period of time from and after the date of this Agreement up to the date that is the first anniversary of the date of this Agreement, 3.0% times the Maximum Revolver Amount, (b) during the period of time from and including the date that is the first anniversary of the date of this Agreement up to the date that is the second anniversary of the date of this Agreement, 2% times the Maximum Revolver Amount, and (c) during the period of time from and including the date that is the second anniversary of the date of this Agreement up to the Maturity Date, 1% times the Maximum Revolver Amount; provided, however, that, if the Obligations are indefeasibly paid in full in cash by an Affiliate or with the proceeds from any other source other than a senior credit facility that refunds, refinances, or replaces the credit facility under this Agreement, the Applicable Cancellation Premium shall be reduced by fifty percent (50%).

                  "Authorized Person" means any officer or other employee of Borrower.

                  "Availability" means, as of any date of determination, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under
Section 2.1 (after giving effect to all then outstanding Obligations and all sublimits and reserves applicable hereunder).

                  "Bankruptcy Code" means the United States Bankruptcy Code, as in effect from time to time.

                  "Base LIBOR Rate" means the rate per annum, determined by Lender in accordance with its customary procedures, and utilizing such electronic or other quotation sources as it considers appropriate (rounded upwards, if necessary, to the next 1/16%), on the basis of the rates at which Dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Loan requested by Borrower in accordance with this Agreement, which determination shall be conclusive in the absence of manifest error.

                  "Base Rate" means, the rate of interest announced within Wells Fargo at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

                  "Base Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the Base Rate.

                  "Base Rate Margin" means .75 percentage points.

                  "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower or any Subsidiary or ERISA Affiliate of Borrower has been an "employer" (as defined in Section 3(5) of ERISA) since August 1, 1996.

                  "Board of Directors" means the board of directors (or comparable managers) of Parent or any committee thereof duly authorized to act on behalf thereof.

                  "Books" means all of each Guarantor's and Borrower's now owned or hereafter acquired books and records (including all Records indicating, summarizing, or evidencing its or their assets (including the Collateral) or liabilities, all Records relating to its or their business operations or financial condition, and all of its or their goods or General Intangibles related to such information).

                  "Borrower" has the meaning set forth in the preamble to this Agreement.

                  "Borrower Collateral" means all of Borrower's now owned or hereafter acquired right, title, and interest in and to each of the following:

                           (a) Accounts,

                           (b) Books,

                           (c) Equipment,

                           (d) General Intangibles,

                           (e) Inventory,

                           (f) Investment Property,

                           (g) Negotiable Collateral,

                           (h) money or other assets of Borrower that now or
hereafter come into the possession, custody, or control of the Lender, and

                           (i) the proceeds and products, whether tangible or
intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, and any and all Accounts, Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, real property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

                  "Borrower Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower to Lender with respect to the pledge of the Stock owned by Borrower in its Subsidiaries.

                  "Borrowing" means a borrowing hereunder consisting of Advances made by the Lender to, or for the benefit of, Borrower.

                  "Borrowing Base" has the meaning set forth in Section 2.1.

                  "Borrowing Base Certificate" means a certificate in the form of Exhibit B-1.

                  "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close, except that, if a determination of a Business Day shall relate to a LIBOR Rate Loan, the term "Business Day" also shall exclude any day on which banks are closed for dealings in Dollar deposits in the London interbank market.

                  "Business Plan" means the set of Projections of Borrower for the 2 fiscal year period ending after the date of this Agreement (on a fiscal year by fiscal year basis, and for the 1 fiscal year period ending after the date of this Agreement, on a month by month basis), in form and substance (including as to scope and underlying assumptions) satisfactory to Lender.

                  "Capital Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

                  "Capitalized Lease Obligation" means any Indebtedness represented by obligations under a Capital Lease.

                  "Cash Equivalents" means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within 1 year from the date of acquisition thereof, (b) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within 1 year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's,
(c) commercial paper maturing no more than 1 year from the date of acquisition thereof and, at the time of acquisition, having a rating of A-1 or P-1, or better, from S&P or Moody's, and (d) certificates of deposit or bankers' acceptances maturing within 1 year from the date of acquisition thereof either
(i) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody's, or (ii) certificates of deposit less than or equal to $100,000 in the aggregate issued by any other bank insured by the Federal Deposit Insurance Corporation.

                  "Cash Management Bank" has the meaning set forth in Section 2.7(a).

                  "Cash Management Account" has the meaning set forth in Section 2.7(a).

                  "Cash Management Agreements" means those certain cash management service agreements, in form and substance satisfactory to Lender, each of which is among Borrower, Lender, and one of the Cash Management Banks.

                  "Change of Control" means (a) any "person" or "group" (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30%, or more, of the Stock of Parent having the right to vote for the election of members of the Board of Directors, (b) a majority of the members of the Board of Directors do not constitute Continuing Directors, (c) Parent ceases to directly own and control 100% of the outstanding capital Stock of Borrower, or (d) Borrower ceases to directly own and control 100% of the outstanding capital Stock of each of its Subsidiaries extant as of the date of this Agreement.

                  "Closing Date" means the date of the making of the initial Advance (or other extension of credit) hereunder or the date on which Lender sends Borrower a written notice that each of the conditions precedent set forth in Section 3.1 either have been satisfied or have been waived.

                  "Code" means the California Uniform Commercial Code, as in effect from time to time.

                  "Collateral" shall mean any and all assets and rights and interests in or to property pledged from time to time as security for the Obligations (or the Guarantied Obligations as that term is defined in the Guaranty) pursuant to any pledge or security agreement that constitutes a Loan Document.

                  "Collateral Access Agreement" means a landlord waiver, bailee letter, or acknowledgement agreement of any lessor, warehouseman, processor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Equipment or Inventory, in each case, in form and substance reasonably satisfactory to Lender.

                  "Collections" means all cash, checks, notes, instruments, and other items of payment (including insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds) of Borrower.

                  "Commitment" means $17,500,000.

                  "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 delivered by the chief financial officer of Parent to Lender.

                  "Continuing Director" means (a) any member of the Board of Directors who was a director (or comparable manager) of Parent on the date of this Agreement, and (b) any individual who becomes a member of the Board of Directors after the date of this Agreement if such individual was appointed or nominated for election to the Board of Directors by a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the date of this Agreement in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent (as such terms are used in Rule 14a-11 under the Exchange Act) and whose initial assumption of office resulted from such contest or the settlement thereof.

                  "Control Agreement" means a control agreement, in form and substance satisfactory to Lender, executed and delivered by Borrower, Lender, and the applicable securities intermediary with respect to a Securities Account or a bank with respect to a deposit account.

                  "Copyright Security Agreement" means a copyright security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "Daily Balance" means, with respect to each day during the term of this Agreement, the amount of an Obligation owed at the end of such day.

                  "Daily Collections Amount" means, with respect to any date of determination, the amount of the Collections received by Borrower.

                  "DDA" means any checking or other demand deposit account maintained by Borrower.

                  "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

                  "Designated Account" means account number 2149520002418 of Borrower maintained with the Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated as such, in writing, by Borrower to Lender.

                  "Designated Account Bank" means First Union National Bank, whose office is located at 214 N. Hogan Street, Jacksonville, Florida 32202, and whose ABA number is 063000021.

                  "Dilution" means, as of any date of determination, a percentage, based upon the experience of the immediately prior 90 days, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to the Accounts during such period, by (b) Borrower's Collections with respect to Accounts during such period (excluding extraordinary items) plus the Dollar amount of clause (a).

                  "Dilution Reserve" means, as of any date of determination, an amount sufficient to reduce the advance rate against Eligible Accounts by one percentage point for each percentage point by which Dilution is in excess of 6%.

                  "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Lender regarding the extensions of credit to be made on the Closing Date, the form and substance of which is satisfactory to Lender.

                  "Distribution" means, with respect to any Person, (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital Stock of such Person, other than dividends payable solely in shares of common Stock of such Person, (b) the purchase, redemption, or other retirement of any shares of any class of capital Stock of such Person, directly or indirectly, (c) the return of capital by such Person to its shareholders or other interest holders, or (d) any other distribution on or in respect of any shares of any class of capital Stock of such Person.

                  "Dollars" or "$" means United States dollars.

                  "Dormant Subsidiaries" means Ark Electronic Products, Inc., a Florida corporation, Paradyne GmbH, a German corporation, and Communications Equipment Corporation, a Delaware corporation.

                  "Due Diligence Letter" means the due diligence letter sent by Lender's counsel to Borrower, together with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "EBITDA" means, with respect to any fiscal period, Parent's and each of its Subsidiaries' consolidated net earnings (or loss), minus extraordinary gains and plus extraordinary losses, plus interest expense, income taxes, depreciation, and write-offs of capital assets, losses from the sale of capital assets, amortization, write-offs of intangible assets, as determined in accordance with GAAP.

                  "Eligible Accounts" means those Accounts (or rights to payment under chattel paper) created by Borrower in the ordinary course of its business, that arise out of its sale or lease of goods or rendition of services, that comply with each of the representations and warranties respecting Eligible Accounts made under the Loan Documents, and that are not excluded as ineligible by virtue of one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit performed by Lender from time to time after the date of this Agreement. In determining the amount to be included, Eligible Accounts shall be calculated net of customer deposits and unapplied cash remitted to Borrower. Eligible Accounts shall not include the following:

                           (a) Accounts (or rights to payment under chattel
paper) that the Account Debtor has failed to pay within 90 days of original invoice date or Accounts (or rights to payment under chattel paper) with selling terms of more than 60 days,

                           (b) Accounts (or rights to payment under chattel
paper) owed by an Account Debtor (or its Affiliates) where 50% or more of all Accounts (or rights to payment under chattel paper) owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above,

                           (c) Accounts (or rights to payment under chattel
paper) with respect to which the Account Debtor is an employee, or Affiliate of Borrower,

                           (d) Accounts (or rights to payment under chattel
paper) arising in a transaction wherein goods are placed on consignment or are sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or any other terms by reason of which the payment by the Account Debtor may be conditional (excluding Accounts arising from Borrower's stock rotation plan for distributors),

                           (e) Accounts (or right to payment under chattel
paper) that are not payable in Dollars or Canadian dollars,

                           (f) Accounts (or rights to payment under chattel
paper) with respect to which the Account Debtor either (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any state thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, province, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof, unless, in each case, (w) the Account is domestically billed and collected, (x) the Account Debtor is determined by Lender to be sufficiently creditworthy, (y) the Account (or rights to payment under chattel paper) is supported by an irrevocable letter of credit satisfactory to Lender (as to form, substance, and issuer or domestic confirming bank), or (z) the Account (or rights to payment under chattel paper) is covered by credit insurance in form, substance, and amount, and by an insurer, satisfactory to Lender,

                           (g) Accounts (or rights to payment under chattel
paper) with respect to which the Account Debtor is either (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the reasonable satisfaction of Lender, with the Assignment of Claims Act, 31 USC ss.
3727), or (ii) any state of the United States (exclusive, however, of (y) Accounts (or rights to payment under chattel paper) owed by any state that does not have a statutory counterpart to the Assignment of Claims Act or (z) Accounts (or rights to payment under chattel paper) owed by any state that does have a statutory counterpart to the Assignment of Claims Act as to which Borrower has complied to Lender's satisfaction),

                           (h) Accounts (or rights to payment under chattel
paper) with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account (or rights to payment under chattel paper), to the extent of such claim, right of setoff, or dispute,

                           (i) Accounts (or rights to payment under chattel
paper) with respect to an Account Debtor whose total obligations owing to Borrower exceed 10% of all Eligible

Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage; provided, however, that with respect to an Account Debtor having a rating of 5A-2 or better, from Dun & Bradstreet, the percentage applicable to such Account Debtor shall be in excess of 15%,

                           (j) Accounts (or rights to payment under chattel
paper) with respect to which the Account Debtor is subject to an Insolvency Proceeding, is not Solvent, has gone out of business, or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                           (k) Accounts (or rights to payment under chattel
paper) with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, or West Virginia (or any other state that requires a creditor to file a business activity report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, West Virginia, or such other states, or has filed a business activities report with the applicable division of taxation, the department of revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement,

                           (l) Accounts (or rights to payment under chattel
paper), the collection of which Lender, in its Permitted Discretion, believes to be doubtful by reason of the Account Debtor's financial condition,

                           (m) Accounts (or rights to payment under chattel
paper) that are not subject to a valid and perfected first priority Lender's
Lien,

                           (n) Accounts (or rights to payment under chattel
paper) with respect to which (i) the goods giving rise to such Account (or rights to payment under chattel paper) have not been shipped and billed to the Account Debtor, or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor,

                           (o) Accounts (or rights to payment under chattel
paper) that represent the right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services, or

                           (p) Rights to payment under chattel paper (i) that
are not billed and due and payable, or (ii) that have not been the subject of an audit satisfactory to Lender.

                  "Eligible Inventory" means Inventory of Borrower consisting of finished goods held for sale or lease in the ordinary course of Borrower's business, and raw materials for such finished goods, located at one of the business locations of Borrower set forth on Schedule E-1 (or in-transit between any such locations), that complies with each of the representations and warranties respecting Eligible Inventory made in the Loan Documents, and that is not excluded as ineligible by virtue of the one or more of the criteria set forth below; provided, however, that such criteria may be fixed and revised from time to time by Lender in Lender's Permitted Discretion to address the results of any audit or appraisal performed by Lender from time to time after the date of this Agreement. In determining the amount to be so included, Inventory shall be valued at the lower of cost or market on a basis consistent with Borrower's historical accounting practices. An item of Inventory shall not be included in Eligible Inventory if:

                           (a) Borrower does not have good, valid, and
marketable title thereto,

                           (b) it is not located at one of the locations in the
United States set forth on Schedule E-1 or in transit from one such location to another such location,

                           (c) it is located on real property leased by Borrower
or in a contract warehouse, in each case, unless it is subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, and unless it is segregated or otherwise separately identifiable from goods of others, if any, stored on the premises,

                           (d) it is not subject to a valid and perfected first
priority Lender's Lien, or

                           (e) it consists of goods that are obsolete or slow
moving, restrictive or custom items, work-in-process, or goods that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, bill and hold goods, defective goods, "seconds," or Inventory acquired on consignment.

                  "Environmental Actions" means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other communication from any Governmental Authority, or any third party involving violations of Environmental Laws or releases of Hazardous Materials from (a) any assets, properties, or businesses of Borrower or any predecessor in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower or any predecessor in interest.

                  "Environmental Law" means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent binding on Borrower, relating to the environment, employee health and safety, or Hazardous Materials, including CERCLA; RCRA; the Federal Water Pollution Control Act, 33 USC ss. 1251 et seq; the Toxic Substances Control Act, 15 USC, ss. 2601 et seq.; the Clean Air Act, 42 USC ss. 7401 et seq.; the Safe Drinking Water Act, 42 USC. ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 USC. ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 USC. ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 USC ss. 1801 et seq.; and the Occupational Safety and Health Act, 29 USC. ss. 651 et seq. (to the extent it regulates occupational exposure to Hazardous Materials); any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

                  "Environmental Liabilities and Costs" means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to any Environmental Action.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "Equipment" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to equipment, machinery, machine tools, motors, furniture, furnishings, fixtures, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto.

                  "ERISA Affiliate" means (a) any Person subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any Person subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

                  "Event of Default" has the meaning set forth in Section 8.

                  "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower aged in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Lender in its Permitted Discretion.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute thereto.

                  "FEIN" means Federal Employer Identification Number.

                  "Foothill" means Foothill Capital Corporation, a California corporation.

                  "Funding Date" means the date on which a Borrowing occurs.

                  "Funding Losses" has the meaning set forth in Section 2.13(b)(ii).

                  "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

                  "General Intangibles" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any and all supporting obligations in respect thereof, and any other personal property other than goods, Accounts, Investment Property, and Negotiable Collateral.

                  "Governing Documents" means, with respect to any Person, the certificate or articles of incorporation, by-laws, or other organizational documents of such Person.

                  "Governmental Authority" means any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

                  "Guarantors" means Parent, UK Guarantor, Paradyne Worldwide Corp., a Delaware corporation, and Paradyne Finance Corp., a Delaware corporation.

                  "Guarantor Security Agreement" means a security agreement executed and delivered by each Guarantor and Lender, the form and substance of which is satisfactory to Lender.

                  "Guarantor Copyright Security Agreement" means a copyright security agreement executed and delivered by Guarantors and Lender, the form and substance of which is satisfactory to Lender.

                  "Guarantor Patent Security Agreement" means a patent security agreement executed and delivered by Guarantors and Lender, the form and substance of which is satisfactory to Lender.

                  "Guarantor Trademark Security Agreement" means a trademark security agreement executed and delivered by Guarantors and Lender, the form and substance of which is satisfactory to Lender.

                  "Guaranty" means that certain general continuing guaranty executed and delivered by each Guarantor in favor of Lender, for the benefit of the Lender, in form and substance satisfactory to Lender.

                  "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

                  "Indebtedness" means with respect to a Guarantor or Borrower
(a) all obligations for borrowed money, (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations under Capital Leases,
(d) all obligations or liabilities of others secured by a Lien on any asset of a Guarantor or Borrower, irrespective of whether such obligation or liability is assumed, (e) all obligations for the deferred purchase price of assets (other than trade debt incurred in the ordinary course of business and repayable in accordance with customary trade practices), and (f) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person.

                  "Indemnified Liabilities" has the meaning set forth in Section 11.3.

                  "Indemnified Person" has the meaning set forth in Section
11.3.

                  "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

                  "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

                  "Intercompany Advances" means loans or advances from Borrower to Parent or any Guarantor or from Parent or Guarantor to Borrower, Parent, or any Guarantor; provided, however, that, in the case of loans or advances to UK Guarantors, the maximum amount advanced shall not exceed $400,000 per fiscal quarter.

                  "Intercompany Subordination Agreement" means that certain Intercompany Subordination Agreement, dated as of even date herewith, among Lender, Parent, Borrower and each Guarantor, in form and substance satisfactory to Lender.

                  "Interest Period" means, with respect to each LIBOR Rate Loan, a period commencing on the date of the making of such LIBOR Rate Loan and ending 1, 2, 3, or 6 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue at the applicable rate based upon the LIBOR Rate from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1, 2, 3, or 6 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Maturity Date.

                  "Inventory" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by Borrower as lessor, goods that are furnished by Borrower under a contract of service, and raw materials, work in process, or materials used or consumed in Borrower's business.

                  "Investment" means, with respect to any Person, any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances, or capital contributions (excluding (a) commission, travel, non-cash stock purchase loans, and similar advances to directors, officers, and employees of such Person made in the ordinary course of business,
(b) bona fide Accounts arising from the sale of goods or rendition of services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness or Stock, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

                  "Investment Property" means all of Borrower's now owned or hereafter acquired right, title, and interest with respect to "investment property" as that term is defined in the Code, and any and all supporting obligations in respect thereof.

                  "IRC" means the Internal Revenue Code of 1986, as in effect from time to time.

                  "Issuing Lender" means Lender.

                  "L/C" has the meaning set forth in Section 2.12(a).

                  "L/C Disbursement" means a payment made by the Issuing Lender pursuant to a Letter of Credit.

                  "L/C Undertaking" has the meaning set forth in Section
2.12(a).

                  "Lender's Account" means an account at a bank designated by Lender from time to time as the account into which Borrower shall make all payments to Lender; unless and until Lender notifies Borrower to the contrary, Lender's Account shall be that certain deposit account bearing account number 323266193 and maintained by Lender with The Chase Manhattan Bank, 4 New York Plaza, 15th Floor, New York, New York 10004, ABA #021000021.

                  "Lender Advances" has the meaning set forth in Section 2.3(e)(i).

                  "Lender Expenses" means all (a) costs or expenses (including taxes, and insurance premiums) required to be paid by a Guarantor or Borrower under any of the Loan Documents that are paid or incurred by Lender, (b) fees or charges paid or incurred by Lender in connection with the Lender's transactions with Guarantors or Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, or the copyright office), filing, recording, publication, appraisal (including periodic Collateral appraisals to the extent of the fees and charges (and up to the amount of any limitation contained in this Agreement), real estate surveys, real estate title policies and endorsements, and environmental audits, (c) costs and expenses incurred by Lender in the disbursement of funds to or for the account of Borrower (by wire transfer or otherwise), (d) charges paid or incurred by Lender resulting from the dishonor of checks, (e) reasonable costs and expenses paid or incurred by Lender to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated, (f) audit fees and expenses of Lender related to audit examinations of the Books to the extent of the fees and charges (and up to the amount of any limitation contained in this Agreement), (g) reasonable costs and expenses of third party claims or any other suit paid or incurred by Lender in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or the Lender's relationship with Borrower or any guarantor of the Obligations, (h) Lender's reasonable out-of-pocket expenses (including reasonable attorneys fees) incurred in advising, structuring, drafting, reviewing, administering, or amending the Loan Documents; provided, however, that in the case of any amendment, such attorneys fees shall not exceed $5,000 without the consent of

Borrower, and (i) Lender's reasonable fees and expenses (including reasonable attorneys fees) incurred in terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or in exercising rights or remedies under the Loan Documents), or defending the Loan Documents, irrespective of whether suit is brought, or in taking any Remedial Action concerning the Collateral.

                  "Lender's Liens" means the Liens granted by Guarantors or Borrower to Lender for the benefit of the Lender under this Agreement or the other Loan Documents.

                  "Lender-Related Persons" means Lender, Lender's Affiliates, and the officers, directors, employees, and agents of Lender.

                  "Letter of Credit" means an L/C or an L/C Undertaking, as the context requires.

                  "Letter of Credit Usage" means, as of any date of determination, the aggregate undrawn amount of all outstanding Letters of Credit plus 100% of the amount of outstanding time drafts accepted by an Underlying Issuer as a result of drawings under Underlying Letters of Credit.

                  "LIBOR Deadline" has the meaning set forth in Section 2.13(b)(i).

                  "LIBOR Notice" means a written notice in the form of Exhibit L-1.

                  "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Loan, the rate per annum determined by Lender (rounded upwards, if necessary, to the next 1/16%) by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

                  "LIBOR Rate Loan" means each portion of an Advance that bears interest at a rate determined by reference to the LIBOR Rate.

                  "LIBOR Rate Margin" means 2.75 percentage points.

                  "Lien" means any interest in an asset securing an obligation owed to, or a claim by, any Person other than the owner of the asset, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property.

                  "Loan Account" has the meaning set forth in Section 2.10.

                  "Loan Documents" means this Agreement, the Cash Management Agreements, the Control Agreements, the Copyright Security Agreement, the Disbursement Letter, the Due Diligence Letter, the Guarantor Security Agreement, the Parent Stock Pledge Agreement, the Guarantor Copyright Security Agreement, the Guarantor Patent Security Agreement, the Guarantor Trademark Security Agreement, the Guaranty, the Intercompany Subordination Agreement, the Letters of Credit, the Patent Security Agreement, the Borrower Stock Pledge Agreement, the Trademark Security Agreement, the UK Guaranty, any note or notes executed by Borrower in connection with this Agreement and payable to Lender, and any other agreement entered into, now or in the future, by Borrower and the Lender in connection with this Agreement.

                  "Material Adverse Change" means (a) a material adverse change in the business prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Guarantors and Borrower taken as a whole, (b) a material impairment of a Guarantor's or Borrower's ability to perform its respective obligations under the Loan Documents to which it is a party or of Lender's ability to enforce the Obligations or realize upon the Collateral, or (c) a material impairment of the enforceability or priority of the Lender's Liens with respect to the Collateral as a result of an action or failure to act on the part of a Guarantor or Borrower.

                  "Maturity Date" has the meaning set forth in Section 3.4.

                  "Maximum Revolver Amount" means $17,500,000.

                  "Negotiable Collateral" means all of Borrower's now owned and hereafter acquired right, title, and interest with respect to letters of credit, letter of credit rights, instruments, promissory notes, drafts, documents, and chattel paper (including electronic chattel paper and tangible chattel paper), and any and all supporting obligations in respect thereof.

                  "Net Liquidation Percentage" means the percentage of the book value of Borrower's Inventory that is estimated to be recoverable in an orderly liquidation of such Inventory, such percentage to be as determined from time to time by a qualified appraisal company selected by Lender.

                  "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), contingent reimbursement obligations with respect to outstanding Letters of Credit, premiums, liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, Lender Expenses (including any such fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties of any kind and description owing by Borrower to Lender pursuant to or evidenced by the Loan Documents and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all Lender Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all amendments, changes, extensions, modifications, renewals replacements, substitutions, and supplements, thereto and thereof, as applicable, both prior and subsequent to any Insolvency Proceeding.

                  "Officers' Certificate" means the representations and warranties of officers form submitted by Lender to Borrower, with Borrower's completed responses to the inquiries set forth therein, the form and substance of such responses to be satisfactory to Lender.

                  "Overadvance" has the meaning set forth in Section 2.5.

                  "Parent" has the meaning set forth in the preamble to this Agreement.

                  "Parent Stock Pledge Agreement" means a stock pledge agreement, in form and substance satisfactory to Lender, executed and delivered by Parent to Lender with respect to the pledge of the Stock owned by Parent in Borrower.

                  "Patent Security Agreement" means a patent security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "Permitted Discretion" means a determination made in good faith (meaning honesty in fact and the observance of reasonable commercial standards of fair dealing) and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

                  "Permitted Dispositions" means (a) sales or other dispositions by Borrower of Equipment that is substantially worn, damaged, obsolete, excess, or in the ordinary course of Borrower's business, (b) sales or leases by Borrower of Inventory to buyers or lessees in the ordinary course of business,
(c) the use or transfer of money or Cash Equivalents by Borrower in a manner that is not prohibited by the terms of this Agreement or the other Loan Documents, (d) so long as no Triggering Event or Event of Default has occurred, the sale or licensing by Borrower of patents, trademarks, copyrights, and other intellectual property rights, (e) following the occurrence of a Triggering Event or Event of Default, the sale or licensing by Borrower, on an exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights so long as the consideration received by Borrower from such licensing does not exceed $3,000,000 annually, (f) the licensing by Borrower, on a non-exclusive basis, of patents, trademarks, copyrights, and other intellectual property rights, and (g) the sale or licensing by Borrower, on an exclusive basis, of patents, trademarks, copyrights, and other intellectual property so long as Lender has consented thereto, such consent not to be unreasonably withheld or delayed and such consent to be based upon the effect that the granting of such proposed license would have on the value of the Collateral or the ability of Lender to liquidate the Collateral.

                  "Permitted Distributions" means (a) Distributions by Parent
(y) solely in shares of Parent's common stock, and (z) to purchase or otherwise acquire shares of its Stock concurrently with and with the proceeds of the issuance of new shares of its Stock, (b) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, cash Distributions by Borrower to Parent for the sole purpose of permitting Parent to pay, and Parent shall pay, federal and state income taxes, (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Distributions by Borrower to Parent for customary and reasonable out-of-pocket administrative expenses of Parent incurred in the ordinary course of business and solely attributable to the business activities relating to its ownership of Borrower but only to the extent that such Distributions are promptly applied to pay such administrative expenses, and (d) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, Distributions by Borrower to Parent to enable Parent to pay directors' fees, expenses and indemnities owing to independent directors of Parent.

                  "Permitted Holders" means Communication Genpar, Inc., TPG Partners, L.P., TPG Parallel I, L.P., Epley Investors, L.L.C., DLJ Capital Corporation, Sprout Growth II, L.P., Sprout Growth VII, L.P., The Sprout CEO Fund, L.P., Stensrud Family Trust, DLJ First ESC, L.L.C., Thomas Epley or William Stensrud, or any Affiliate thereof.

                  "Permitted Intercompany Advances" means Intercompany Advances so long as (a) after giving effect to the making of such Intercompany Advance, the Person making the Inter-Company Advance is Solvent, (b) the Intercompany Subordination Agreement is in full force and effect with respect to the proposed Intercompany Advance, and (c) Parent shall not have received a Default Notice (as such term is defined in the Intercompany Subordination Agreement) which Default Notice is still in effect.

                  "Permitted Investments" means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, and (d) investments resulting from Permitted Intercompany Advances.

                  "Permitted Liens" means (a) Liens held by Lender, (b) Liens for unpaid taxes that either (i) are not yet delinquent, or (ii) do not constitute an Event of Default hereunder and are the subject of Permitted Protests, (c) Liens set forth on Schedule P-1, (d) the interests of lessors under operating leases, (e) purchase money Liens or the interests of lessors under Capital Leases to the extent that such Liens or interests secure Permitted Purchase Money Indebtedness and so long as such Lien attaches only to the asset purchased or acquired and the proceeds thereof, (f) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of Borrower's business and not in connection with the borrowing of money, and which Liens either (i) are for sums not yet delinquent, or (ii) are the subject of Permitted Protests,
(g) Liens arising from deposits made in connection with obtaining worker's compensation or other unemployment insurance, (h) Liens or deposits to secure performance of bids, tenders, or leases incurred in the ordinary course of Borrower's business and not in connection with the borrowing of money, (i) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the ordinary course of Borrower's business, (j) Liens resulting from any judgment or award that is not an Event of Default hereunder, and (k) with respect to any Real Property, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof by Borrower.

                  "Permitted Protest" means the right of Borrower to protest any Lien (other than any such Lien that secures the Obligations), taxes, or rental payment, provided that (a) a reserve with respect to such obligation is established on the Books in such amount as is required under GAAP, and (b) any such protest is instituted promptly and prosecuted diligently by Borrower in good faith.

                  "Permitted Purchase Money Indebtedness" means, as of any date of determination, Purchase Money Indebtedness incurred after the date of this Agreement in an aggregate amount outstanding at any one time not in excess of $12,000,000.

                  "Person" means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

                  "Projections" means Parent's consolidated forecasted (a) balance sheets, (b) profit and loss statements, and (c) cash flow statements, all prepared on a consistent basis with Parent's historical financial statements, together with appropriate supporting details and a statement of underlying assumptions.

                  "Purchase Money Indebtedness" means Indebtedness (other than the Obligations, but including Capitalized Lease Obligations), incurred at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof.

                  "Qualified Cash" means, as of any date of determination, cash and Cash Equivalents of Guarantors or Borrower that is on deposit with banks, or in Securities Accounts with securities intermediaries, or any combination thereof, and which such deposit account or Securities Account is maintained by a branch office located within the United States and is the subject of a Control Agreement.

                  "Qualified Inventory" means Inventory of Borrower consisting of finished goods held for sale or lease in the ordinary course of Borrower's business, and raw materials for such finished goods.

                  "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower and the improvements thereto.

                  "Record" means information that is inscribed on a tangible medium or which is stored in an electronic or other medium and is retrievable in perceivable form.

                  "Remedial Action" means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (d) conduct any other actions authorized by 42 USC ss. 9601.

                  "Report" has the meaning set forth in Section 16.17.

                  "Required Availability" means Excess Availability and cash and Cash Equivalents in an amount of not less than $10,000,000.

                  "Reserve Percentage" means, on any day, for Lender, the maximum percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that are in effect on such date with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") of Lender, but so long as Lender is not required or directed under applicable regulations to maintain such reserves, the Reserve Percentage shall be zero.

                  "Revolver Usage" means, as of any date of determination, the sum of (a) the then extant principal amount of outstanding Advances, plus (b) the then extant amount of the Letter of Credit Usage.

                  "Risk Participation Liability" means, as to each Letter of Credit, all reimbursement obligations of Borrower to the Issuing Lender with respect to an L/C Undertaking, consisting of (a) the amount available to be drawn or which may become available to be drawn, (b) all amounts that have been paid by the Issuing Lender to the Underlying Issuer to the extent not reimbursed by Borrower, whether by the making of an Advance or otherwise, and (c) all accrued and unpaid interest, fees, and expenses payable with respect thereto.

                  "SEC" means the United States Securities and Exchange Commission and any successor thereto.

                  "Securities Account" means a "securities account" as that term is defined in the Code.

                  "Settlement" has the meaning set forth in Section 2.3(f)(i).

                  "Settlement Date" has the meaning set forth in Section 2.3(f)(i).

                  "Solvent" means, with respect to any Person on a particular date, that such Person is not insolvent (as such term is defined in the Uniform Fraudulent Transfer Act).

                  "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                  "Subsidiary" of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

                  "Taxes" has the meaning set forth in Section 2.2.

                  "Total Warranty Obligations" means, as of any date of determination, the estimated amount of potential liability of Borrower to its customers based upon any express or implied warranty related to Borrower's products and services.

                  "Trademark Security Agreement" means a trademark security agreement executed and delivered by Borrower and Lender, the form and substance of which is satisfactory to Lender.

                  "Triggering Event" means the date on which the outstanding amount of Advances equals or exceeds $100,000 (other than on account of fees, costs, interest, and expenses charged to the Loan Account).

                  "UK Guarantor" means Paradyne International, Ltd., a corporation organized under the laws of the United Kingdom.

                  "UK Guaranty" means a guaranty executed and delivered by the UK Guarantor to Lender, the form and substance of which is satisfactory to Lender.

                  "Underlying Issuer" means a third Person which is the beneficiary of an L/C Undertaking and which has issued a letter of credit at the request of the Issuing Lender for the benefit of Borrower.

                  "Underlying Letter of Credit" means a letter of credit that has been issued by an Underlying Issuer.

                  "Voidable Transfer" has the meaning set forth in Section 16.7.

                  "Wells Fargo" means Wells Fargo Bank, National Association, a national banking association.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower", the term "Guarantors" or the term "Parent" is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 CONSTRUCTION. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in the other Loan Documents to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person's successors and assigns. Any requirement of a writing contained herein or in the other Loan Documents shall be satisfied by the transmission of a Record and any Record transmitted shall constitute a representation and warranty as to the accuracy and completeness of the information contained therein.

         1.5 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2. LOAN AND TERMS OF PAYMENT.

         2.1 REVOLVER ADVANCES

                  (a) Subject to the terms and conditions of this Agreement, and during the term of this Agreement, Lender agrees to make advances ("Advances") to Borrower in an aggregate amount at any one time outstanding not to exceed the least of (i) the Maximum Revolver Amount less the Letter of Credit Usage, (ii) the Borrowing Base less the Letter of Credit Usage, and (iii) 120% of Borrower's Collections with respect to Accounts for the immediately preceding 60 day period. For purposes of this Agreement, "Borrowing Base," as of any date of determination, shall mean the result of:

                           (x) 85% of the amount of Eligible Accounts, less the
                  amount, if any, of the Dilution Reserve, plus

                           (y) the least of

                                        (i) (A) from and after the date of this
                               Agreement up to the date that is the first anniversary of the date of this Agreement, $2,000,000;

                                             (B) from and including the date
                               that is the first anniversary of the date of this Agreement up to the date that is the second anniversary of the date of this Agreement, $4,000,000; and

                                             (C) from and including the date
                               that is the second anniversary of the date of this Agreement up to the Maturity Date, $6,000,000,

                                        (ii) 35% of the value of Eligible
                               Inventory, and

                                        (iii) (A) from and after the date of
                               this Agreement up to the date that is the first anniversary of the date of this Agreement, 80% of the then extant Net Liquidation Percentage times the book value of Qualified Inventory, and

                                             (B) from and including the date
                               that is the first anniversary of the date of this Agreement up to the Maturity Date, 70% of the then extant Net Liquidation Percentage times the book value of Qualified Inventory, minus

                           (z) the aggregate amount of reserves, if any,
                  established by Lender under Section 2.1(b).

                  (b) Anything to the contrary in this Section 2.1 notwithstanding, Lender shall have the right to establish reserves in such amounts, and with respect to such matters, as Lender in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and has failed to pay under any Section of this Agreement or any other Loan Document, (ii) amounts owing by Borrower to any Person to the extent secured by a Lien on, or trust over, any of the Collateral (other than any existing Permitted Lien set forth on Schedule P-1 which is specifically identified thereon as entitled to have priority over Lender's Liens), which Lien or trust, in the Permitted Discretion of Lender likely would have a priority superior to Lender's Liens (such as Liens or trusts in favor of landlords, warehousemen, carriers, mechanics, materialmen, laborers, or suppliers, or Liens or trusts for ad valorem, excise, sales, or other taxes where given priority under applicable law) in and to such item of the Collateral, and (iii) an amount equal to seven percent (7%) of Borrower's Total Warranty Obligations. In addition to the foregoing, Lender shall have the right to have the Inventory reappraised by a qualified appraisal company selected by Lender from time to time after the date of this Agreement for the purpose of redetermining the Net Liquidation Percentage of the Eligible Inventory portion of the Collateral and, as a result, redetermining the Borrowing Base.

                  (c) Lender shall have no obligation to make additional Advances hereunder at any time and to the extent such additional Advances would cause the Revolver Usage to exceed the Maximum Revolver Amount.

                  (d) Amounts borrowed pursuant to this Section may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

                  (e) With the exception of the initial Advance, if there are no Advances outstanding (other than on account of fees, costs, interest, and expenses charged to the Loan Account) and Borrower desires Lender to make an Advance to Borrower, Borrower must give written notification to Lender at least 30 days prior to any anticipated Advance.

         2.2 [INTENTIONALLY OMITTED.]

         2.3 BORROWING PROCEDURES AND SETTLEMENTS.

                  (a) PROCEDURE FOR BORROWING. Subject to Section 2.1(e), each Borrowing shall be made by an irrevocable written request by an Authorized Person delivered to Lender (which notice must be received by Lender no later than 1:00 p.m. (California time) on the Business Day prior to the date that is the requested Funding Date specifying (i) the amount of such Borrowing, and (ii) the requested Funding Date, which shall be a Business Day. At Lender's election (which in lieu of delivering the above-described written request, any Authorized Person may give Lender telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing within 24 hours of the giving of such notice.

                  (b) NOTATION. Lender shall record on its books and records the principal amount of the Advances owing to Lender from time to time, such books and records constituting conclusive evidence, absent manifest error, of the accuracy of the information contained therein.

         2.4 PAYMENTS.

                  (a) PAYMENTS BY BORROWER.

                  Except as otherwise expressly provided herein, all payments by Borrower shall be made to Lender's Account and shall be made in immediately available funds, no later than 11:00 a.m. (California time) on the date specified herein. Any payment received by Lender later than 11:00 a.m. (California time), shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such following Business Day.

                  (b) APPORTIONMENT AND APPLICATION.

                  (i) Aggregate principal and interest payments (other than payments received while no Default or Event of Default has occurred and is continuing and which relate to the payment of principal or interest of specific Obligations or which relate to the payment of specific fees), and all proceeds of Accounts or other Collateral received by Lender, shall be applied as follows:

                           A. first, to pay any Lender Expenses then due to
                  Lender under the Loan Documents, until paid in full,

                           B. second, to pay any fees then due to Lender under
                  the Loan Documents until paid in full,

                           C. third, to pay interest due in respect of all
                  Advances, until paid in full,

                           D. fourth, to pay the principal of all Advances
                  bearing interest at a rate determined by reference to the Base Rate, until paid in full,

                           E. fifth, if an Event of Default has occurred and is
                  continuing to Lender, the principal of all Advances bearing interest at a rate determined by reference to the LIBOR Rate, until paid in full,

                           F. sixth, if an Event of Default has occurred and is
                  continuing to Lender, as cash collateral in an amount up to 105% of the then extant Letter of Credit Usage, until paid in full,

                           G. seventh, to pay any other Obligations (other than
                  the principal of all Advances bearing interest at a rate determined by reference to the LIBOR Rate) until paid in full, and

                           H. eighth, to Borrower (to be wired to Borrower's
                  Designated Account) or such other Person entitled thereto under applicable law.

                  (ii) For purposes of the foregoing, "paid in full" means payment of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including interest accrued after the commencement of any Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, whether or not the same would be or is allowed or disallowed in whole or in part in any Insolvency Proceeding.

                  (iii) In the event of a direct conflict between the priority provisions of this Section 2.4 and other provisions contained in any other Loan Document, it is the intention of the parties hereto that such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of this Section 2.4 shall control and govern.

         2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to the Lender pursuant to Sections 2.1 and 2.12 is greater than either the Dollar or percentage limitations set forth in Sections
2.1 or 2.12, (an "Overadvance"), Borrower immediately shall pay to Lender, in cash, the amount of such excess, which amount shall be used by Lender to reduce the Obligations in accordance with the priorities set forth in Section 2.4(b). In addition, Borrower hereby promises to pay the Obligations (including principal, interest, fees, costs, and expenses) in Dollars in full to Lender as and when due and payable under the terms of this Agreement and the other Loan Documents.

         2.6 INTEREST RATES AND LETTER OF CREDIT FEE: RATES, PAYMENTS, AND CALCULATIONS.

                  (a) INTEREST RATES. Except as provided in clause (c) below, all Obligations (except for undrawn Letters of Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows (i) if the relevant Obligation is a LIBOR Rate Loan, at a per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin, and (ii) otherwise, at a per annum rate equal to the Base Rate plus the Base Rate Margin.

                  The foregoing notwithstanding, at no time shall any portion of the Obligations bear interest on the Daily Balance thereof at a per annum rate less than 7.0%. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                  (b) LETTER OF CREDIT FEE. Borrower shall pay Lender, a Letter of Credit fee (in addition to the charges, commissions, fees, and costs set forth in Section 2.12(e)) which shall accrue at a rate equal to 1.75% per annum times the Daily Balance of the undrawn amount of all outstanding Letters of Credit.

                  (c) DEFAULT RATE. Upon the occurrence and during the continuation of an Event of Default and at the election of Lender,

                           (i) all Obligations (except for undrawn Letters of
                  Credit) that have been charged to the Loan Account pursuant to the terms hereof shall bear interest on the Daily Balance thereof at a per annum rate equal to 4 percentage points above the per annum rate otherwise applicable hereunder, and

                           (ii) the Letter of Credit fee provided for above
                  shall be increased to 4 percentage points above the per annum rate otherwise applicable hereunder.

                  (d) PAYMENT. Interest, Letter of Credit fees, and all other fees payable hereunder shall be due and payable, in arrears, on the first day of each month at any time that Obligations or Commitments are outstanding. Borrower hereby authorizes Lender, from time to time, without prior notice to Borrower, to charge such interest and fees, all Lender Expenses (as and when incurred), the charges, commissions, fees, and costs provided for in Section 2.12(e) (as and when accrued or incurred), the fees and costs provided for in Section 2.11 (as and when accrued or incurred), and all other payments as and when due and payable under any Loan Document to Borrower's Loan Account, which amounts thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded by being charged to Borrower's Loan Account and shall thereafter constitute Advances hereunder and shall accrue interest at the rate then applicable to Advances that are Base Rate Loans hereunder.

                  (e) COMPUTATION. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed. In the event the Base Rate is changed from time to time hereafter, the rates of interest hereunder based upon the Base Rate automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

                  (f) INTENT TO LIMIT CHARGES TO MAXIMUM LAWFUL RATE. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Lender, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto, as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7 CASH MANAGEMENT.

                  (a) Borrower shall (i) establish on or before the Closing Date and maintain thereafter cash management services of a type and on terms satisfactory to Lender at one or more of the banks set forth on Schedule 2.7(a) (each a "Cash Management Bank"), and shall request in writing and otherwise take such reasonable steps to ensure that all of its Account Debtors forward payment of the amounts owed by them directly to such Cash Management Bank, and (ii) on and after the Closing Date, deposit or cause to be deposited promptly, and in any event no later than the first Business Day after the date of receipt thereof, all Collections (including those sent directly by Account Debtors to a Cash Management Bank) into a bank account in Lender's name (a "Cash Management Account") at one of the Cash Management Banks.

                  (b) Each Cash Management Bank shall establish on or before the Closing Date and maintain thereafter Cash Management Agreements with Lender and Borrower, in form and substance acceptable to Lender and Borrower. Each such Cash Management Agreement shall provide, among other things, that from and after receipt of written notice from Lender (i) all items of payment deposited in such Cash Management Account and proceeds thereof are held by such Cash Management Bank as Lender or bailee-in-possession for Lender, (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable Cash Management Account, other than for payment of its service fees and other charges directly related to the administration of such Cash Management Account and for returned checks or other items of payment, and (iii) it immediately will forward by daily sweep all amounts in the applicable Cash Management Account to the Lender's Account. Anything contained herein to the contrary notwithstanding, Lender agrees that it shall not provide the above-described notice to the Cash Management Bank unless and until a Triggering Event has occurred. Once the Triggering Event has occurred, Lender shall be free to exercise its right to issue such notice and the subsequent elimination of the subject Triggering Event shall not eliminate the effectiveness of such notice.

                  (c) So long as no Default or Event of Default has occurred and is continuing, Borrower may amend Schedule 2.7(a) to add or replace a Cash Management Bank or Cash Management Account; provided, however, that (i) such prospective Cash Management Bank shall be satisfactory to Lender and Lender shall have consented in writing in advance to the opening of such Cash Management Account with the prospective Cash Management Bank, and (ii) prior to the time of the opening of such Cash Management Account, Borrower and such prospective Cash Management Bank shall have executed and delivered to Lender a Cash Management Agreement. Borrower shall close any of its Cash Management Accounts (and establish replacement cash management accounts in accordance with the foregoing sentence) promptly and in any event within 30 days of notice from Lender that the creditworthiness of any Cash Management Bank is no longer acceptable in Lender's Permitted Discretion, or as promptly as practicable and in any event within 60 days of notice from Lender that the operating performance, funds transfer, or availability procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or Lender's liability under any Cash Management Agreement with such Cash Management Bank is no longer acceptable in Lender's Permitted Discretion.

                  (d) The Cash Management Accounts shall be cash collateral accounts, with all cash, checks and similar items of payment in such accounts securing payment of the Obligations, and in which Borrower is hereby deemed to have granted a Lien to Lender.

         2.8 CREDITING PAYMENTS; FLOAT CHARGE. The receipt of any payment item by Lender (whether from transfers to Lender by the Cash Management Banks pursuant to the Cash

Management Agreements or otherwise) shall not be considered a payment on account unless such payment item is a wire transfer of immediately available federal funds made to the Lender's Account or unless and until such payment item is honored when presented for payment. Should any payment item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment and interest shall be calculated accordingly. Anything to the contrary contained herein notwithstanding, any payment item shall be deemed received by Lender only if it is received into the Lender's Account in the form of immediately available funds on a Business Day on or before 11:00 a.m. (California time). If any payment item is received into the Lender's Account on a non-Business Day or after 11:00 a.m. (California time) on a Business Day, it shall be deemed to have been received by Lender as of the opening of business on the immediately following Business Day. From and after the Closing Date, Lender shall be entitled to charge Borrower for 1 Business Day of "clearance" or "float" at the rate applicable to Base Rate Loans under Section 2.6 on all Collections that are received by Borrower (regardless of whether forwarded by the Cash Management Banks to Lender). This across-the-board 1 Business Day clearance or float charge on all Collections is acknowledged by the parties to constitute an integral aspect of the pricing of the financing of Borrower and shall apply irrespective of whether or not there are any outstanding monetary Obligations; the effect of such clearance or float charge being the equivalent of charging 1 Business Day of interest on such Collections. The parties acknowledge and agree that the economic benefit of the foregoing provisions of this Section 2.8 shall be for the exclusive benefit of Lender.

         2.9 DESIGNATED ACCOUNT. Lender is authorized to make the Advances, and Issuing Lender is authorized to issue the Letters of Credit, under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to
Section 2.6(d). Borrower agrees to establish and maintain its Designated Account with Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Lender hereunder. Unless otherwise agreed by Lender and the Borrower, any Advance requested by Borrower and made by Lender hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Lender shall maintain an account on its books in the name of Borrower (the "Loan Account"), on which Borrower will be charged with all Advances made to Borrower or for Borrower's account, the Letters of Credit issued by Issuing Lender for Borrower's Account, and with all other payment Obligations of Borrower hereunder or under the other Loan Documents, including, accrued interest, fees and expenses, and Lender Expenses. In accordance with Section 2.8, Borrower's Loan Account will be credited with all payments received by Lender from Borrower or for Borrower's account, including all amounts received in the Lender's Account from any Cash Management Bank attributable to Borrower. Lender shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Lender Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and the Lender unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Lender written objection thereto describing the error or errors contained in any such statements.

         2.11 FEES. Borrower shall pay to Lender the following fees and charges, which fees and charges shall be non-refundable when paid (irrespective of whether this Agreement is terminated thereafter):

                  (a) UNUSED LINE FEE. On the first day of each month, commencing with the first day of the month immediately following the date of this Agreement through the date on which all of the Obligations are paid in full in accordance with the terms of this Agreement and Lender's obligation to provide additional credit is hereby terminated, an unused line fee in the amount equal to 0.375% per annum times the result of (a) the Maximum Revolver Amount, less (b) the sum of (i) the average Daily Balance of Advances that were outstanding during the immediately preceding month, plus (ii) the average Daily Balance of the Letter of Credit Usage during the immediately preceding month,

                  (b) CLOSING FEE. On the date of this Agreement, a fee in the amount of $150,000,

                  (c) SERVICING FEE. On the first day of each month, commencing with the first day of the month immediately following the date of this Agreement through the date on which all of the Obligations are paid in full in accordance with the terms of this Agreement and Lender's obligation to provide additional credit is hereby terminated, a servicing fee in an amount equal to $4,000, and

                  (d) AUDIT, APPRAISAL, AND VALUATION CHARGES. For the separate account of Lender, audit, appraisal, and valuation fees and charges as follows,
(i) a fee of $750 per day, per auditor, plus out-of-pocket expenses for each financial audit of Borrower performed by personnel employed by Lender, (ii) if implemented, a one time charge of $3,000 plus out-of-pocket expenses for expenses for the establishment of electronic collateral reporting systems, (iii) a fee of $1,500 per day per appraiser, plus out-of-pocket expenses, for each appraisal of the Collateral performed by personnel employed by Lender, and (iv) the actual charges paid or incurred by Lender if it elects to employ the services of one or more third Persons to perform financial audits of Borrower, or to appraise the Collateral, or any portion thereof. Notwithstanding the foregoing, so long as no Event of Default has occurred, Borrower shall not be required to pay, for the separate account of Lender, the fees and charges of more than (x) one financial audit of Borrower's assets per fiscal quarter and
(y) one appraisal of the Collateral per fiscal year.

         2.12 LETTERS OF CREDIT

                  (a) Subject to the terms and conditions of this Agreement, the Issuing Lender agrees to issue letters of credit for the account of Borrower (each, an "L/C") or to purchase participations or execute indemnities or reimbursement obligations (each such undertaking, an "L/C Undertaking") with respect to letters of credit issued by an Underlying Issuer (as of the Closing Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of Borrower. To request the issuance of an L/C or an L/C Undertaking (or the amendment, renewal, or extension of an outstanding L/C or L/C Undertaking), Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Lender) to the Issuing Lender and Lender (reasonably in advance of the requested date of issuance, amendment, renewal, or extension) a notice requesting the issuance of an L/C or L/C Undertaking, or identifying the L/C or L/C Undertaking to be amended, renewed, or extended, the date of issuance, amendment, renewal, or extension, the date on which such L/C or L/C Undertaking is to expire, the amount of such L/C or L/C Undertaking, the name and address of the beneficiary thereof (or of the Underlying Letter of Credit, as applicable), and such other information as shall be necessary to prepare, amend, renew, or extend such L/C or L/C Undertaking. If requested by the Issuing Lender, Borrower also shall be an applicant under the application with respect to any Underlying Letter of Credit that is to be the subject of an L/C Undertaking. The Issuing Lender shall have no obligation to issue a Letter of Credit if any of the following would result after giving effect to the requested Letter of Credit:

                  (i) the Letter of Credit Usage would exceed the Borrowing Base less the amount of all outstanding Advances made to or for the account of Borrower, or

                  (ii) the Letter of Credit Usage would exceed $2,000,000, or

                  (iii) the Letter of Credit Usage would exceed the Maximum Revolver Amount less the then extant principal amount of outstanding Advances.

                  Borrower and Lender acknowledge and agree that certain Underlying Letters of Credit may be issued to support letters of credit that already are outstanding as of the Closing Date. Each Letter of Credit (and corresponding Underlying Letter of Credit) shall have an expiry date no later than 30 days prior to the Maturity Date and all such Letters of Credit (and corresponding Underlying Letter of Credit) shall be in form and substance acceptable to the Issuing Lender (in the exercise of its Permitted Discretion), including the requirement that the amounts payable thereunder must be payable in Dollars. If Issuing Lender is obligated to advance funds under a Letter of Credit, Borrower immediately shall reimburse such L/C Disbursement to Issuing Lender by paying to Lender an amount equal to such L/C Disbursement not later than 11:00 a.m., California time, on the date that such L/C Disbursement is made, if Borrower shall have received written or telephonic notice of such L/C Disbursement prior to 10:00 a.m., California time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 11:00 a.m., California time, on the Business Day that Borrower receives such notice, if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement, the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and, thereafter, shall bear interest at the rate then applicable to Advances that are Base Rate Loans under Section 2.6. To the extent an L/C Disbursement is deemed to be an Advance hereunder, Borrower's obligation to reimburse such L/C

Disbursement shall be discharged and replaced by the resulting Advance. Promptly following receipt by Lender of any payment from Borrower pursuant to this paragraph, Lender shall distribute such payment to the Issuing Lender or, to the extent that Lender has made payments pursuant to Section 2.12(c) to reimburse the Issuing Lender, then to Lender and the Issuing Lender as their interest may appear.

                  (b) Borrower hereby agrees to indemnify, save, defend, and hold Lender harmless from any loss, cost, expense, or liability, and reasonable attorneys fees incurred by Lender arising out of or in connection with any Letter of Credit; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender or the Lender. Borrower agrees to be bound by the Underlying Issuer's regulations and interpretations of any Underlying Letter of Credit or by Issuing Lender's interpretations of any L/C issued by Issuing Lender to or for Borrower's account, even though this interpretation may be different from Borrower's own, and Borrower understands and agrees that the Lender shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrower's instructions or those contained in the Letter of Credit or any modifications, amendments, or supplements thereto. Borrower understands that the L/C Undertakings may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities arising out of claims by Borrower against such Underlying Issuer. Borrower hereby agrees to indemnify, save, defend, and hold the Lender harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender under any L/C Undertaking as a result of the Lender's indemnification of any Underlying Issuer; provided, however, that Borrower shall not be obligated hereunder to indemnify for any loss, cost, expense, or liability that is caused by the gross negligence or willful misconduct of the Issuing Lender, or the Lender.

                  (c) Borrower hereby authorizes and directs any Underlying Issuer to deliver to the Issuing Lender all instruments, documents, and other writings and property received by such Underlying Issuer pursuant to such Underlying Letter of Credit and to accept and rely upon the Issuing Lender's instructions with respect to all matters arising in connection with such Underlying Letter of Credit and the related application.

                  (d) Any and all charges, commissions, fees, and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be Lender Expenses for purposes of this Agreement and immediately shall be reimbursable by Borrower to Lender for the account of the Issuing Lender; it being acknowledged and agreed by Borrower that as of the Closing Date, the issuance charge imposed by the prospective Underlying Issuer is .825% per annum times the face amount of each Underlying Letter of Credit, that such issuance charge may be changed from time to time, and that the Underlying Issuer also imposes a schedule of charges for amendments, extensions, drawings, and renewals.

                  (e) If by reason of (i) any change in any applicable law, treaty, rule, or regulation or any change in the interpretation or application thereof by any Governmental Authority, or (ii) compliance by the Underlying Issuer or Lender with any direction, request, or requirement (irrespective of whether having the force of law) of any Governmental Authority or monetary authority including, Regulation D of the Federal Reserve Board as from time to time in effect (and any successor thereto):

                  (i) any reserve, deposit, or similar requirement is or shall be imposed or modified in respect of any Letter of Credit issued hereunder, or

                  (ii) there shall be imposed on the Underlying Issuer or Lender any other condition regarding any Underlying Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to Lender of issuing, making, guaranteeing, or maintaining any Letter of Credit or to reduce the amount receivable in respect thereof by Lender, then, and in any such case, Lender may, at any time within a reasonable period after the additional cost is incurred or the amount received is reduced, notify Parent, and Borrower shall pay on demand such amounts as Lender may specify to be necessary to compensate Lender for such additional cost or reduced receipt, together with interest on such amount from the date of such demand until payment in full thereof at the rate then applicable to Base Rate Loans hereunder. The determination by Lender of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail, shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

         2.13 LIBOR OPTION.

                  (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on all or a portion of the Advances be charged at a rate of interest based upon the LIBOR Rate. Interest on LIBOR Rate Loans shall be payable on the earliest of (i) the last day of the Interest Period applicable thereto, (ii) the occurrence of an Event of Default in consequence of which Lender elects to accelerate the maturity of the Obligations, or (iii) termination of this Agreement pursuant to the terms hereof. On the last day of each applicable Interest Period, unless Borrower properly has exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan automatically shall convert to the rate of interest then applicable to Base Rate Loans of the same type hereunder. At any time that an Event of Default has occurred and is continuing, Borrower no longer shall have the option to request that Advances bear interest at the LIBOR Rate and Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Loans to the rate then applicable to Base Rate Loans hereunder.

                  (b) LIBOR Election.

                  (i) Borrower may, at any time and from time to time, so long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the

         "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 p.m. (California time) on the same day.

                  (ii) Each LIBOR Notice shall be irrevocable and binding on Borrower. In connection with each LIBOR Rate Loan, Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of (a) the payment of any principal of any LIBOR Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBOR Rate Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure to borrow, convert, continue or prepay any LIBOR Rate Loan on the date specified in any LIBOR Notice delivered pursuant hereto (such losses, costs, and expenses, collectively, "Funding Losses"). Funding Losses shall be deemed to equal the amount determined by Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such LIBOR Rate Loan had such event not occurred, at the LIBOR Rate that would have been applicable thereto, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period therefor), minus (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate which Lender would be offered were it to be offered, at the commencement of such period, Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Lender delivered to Borrower setting forth any amount or amounts that Lender is entitled to receive pursuant to this Section shall be conclusive absent manifest error.

                  (iii) Borrower shall have not more than 5 LIBOR Rate Loans in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Loans of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Loans at any time; provided, however, that in the event that LIBOR Rate Loans are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections in accordance with Section 2.4(b) or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof,

Borrower shall indemnify, defend, and hold Lender harmless against any and all Funding Losses in accordance with clause (b) above.

                  (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                  (i) The LIBOR Rate may be adjusted by Lender on a prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. In any such event, Lender shall give Parent notice of such a determination and adjustment and, upon its receipt of the notice from Lender, Parent may, by notice to Lender (y) require Lender to furnish to Parent a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or
         (z) repay the LIBOR Rate Loans with respect to which such adjustment is made (together with any amounts due under clause (b)(ii) above).

                  (ii) In the event that any change in market conditions or any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to Parent and (y) in the case of any LIBOR Rate Loans that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans, and interest upon the LIBOR Rate Loans of Lender thereafter shall accrue interest at the rate then applicable to Base Rate Loans, and (z) Borrower shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

                  (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, Lender is not required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

         2.14 CAPITAL REQUIREMENTS. If, after the date hereof, Lender determines that (i) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (ii) compliance by Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), the effect of reducing the return on Lender's or such holding company's capital as a consequence of such Lender's Commitments hereunder to a level below that which Lender or such holding company could have achieved but for such adoption, change, or compliance (taking into consideration Lender's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by Lender to be material, then Lender may notify Parent thereof. Following receipt of such notice, Borrower agrees to pay such Lender the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after presentation by Lender of a statement in the amount and setting forth in reasonable detail Lender's calculation thereof and the assumptions upon which such calculation was based (which statement shall be deemed true and correct absent manifest error). In determining amount, such Lender may use any reasonable averaging and attribution methods.

3. CONDITIONS; TERM OF AGREEMENT.

         3.1 CONDITIONS PRECEDENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to make the initial Advance (or otherwise to extend any credit provided for hereunder), is subject to the fulfillment, to the satisfaction of Lender, of each of the conditions precedent set forth below:

                  (a) [Intentionally omitted];

                  (b) Lender shall have received all financing statements required by Lender, duly executed by Guarantors and Borrower, and Lender shall have received searches reflecting the filing of all such financing statements;

                  (c) Lender shall have received each of the following documents, in form and substance satisfactory to Lender, duly executed, and each such document shall be in full force and effect:

                  (i) the Control Agreements,

                  (ii) the Copyright Security Agreement,

                  (iii) the Disbursement Letter,

                  (iv) the Due Diligence Letter,

                  (v) the Parent Stock Pledge Agreement, together with all certificates, if any, representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                  (vi) the Guaranty,

                  (vii) the Intercompany Subordination Agreement,

                  (viii) the Patent Security Agreement,

                  (ix) the Guarantor Security Agreement,

                  (x) the Guarantor Copyright Security Agreement,

                  (xi) the Guarantor Patent Security Agreement,

                  (xii) the Guarantor Trademark Security Agreement,

                  (xiii) the UK Guaranty,

                  (xiv) the Borrower Stock Pledge Agreement, together with all certificates representing the shares of Stock pledged thereunder, as well as Stock powers with respect thereto endorsed in blank,

                  (xv) the Cash Management Agreements,

                  (xvi) the Officer's Certificate, and

                  (xvii) the Trademark Security Agreement;

                  (d) Lender shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Board of Directors authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                  (e) Lender shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the date of this Agreement, certified by the Secretary of Borrower;

                  (f) Lender shall have received a certificate of status with respect to Borrower, dated within 45 days of the date of this Agreement, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (g) Lender shall have received certificates of status with respect to Borrower, each dated within 45 days of the date of this Agreement, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of Borrower) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                  (h) Lender shall have received a certificate from the Secretary of each Guarantor attesting to the resolutions of such Guarantor's Board of Directors authorizing its execution, delivery, and performance of the Loan Documents to which such Guarantor is a party and authorizing specific officers of such Guarantor to execute the same;

                  (i) Lender shall have received copies of each Guarantor's Governing Documents, as amended, modified, or supplemented to the date of this Agreement, certified by the Secretary of such Guarantor;

                  (j) Lender shall have received a certificate of status with respect to each Guarantor, dated within 45 days of the date of this Agreement, such certificate to be issued by the appropriate officer of the jurisdiction of organization of such Guarantor, which certificate shall indicate that such Guarantor is in good standing in such jurisdiction;

                  (k) Lender shall have received certificates of status with respect to each Guarantor, each dated within 45 days of the date of this Agreement, such certificates to be issued by the appropriate officer of the jurisdictions (other than the jurisdiction of organization of such Guarantor) in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that such Guarantor is in good standing in such jurisdictions;

                  (l) Lender shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender;

                  (m) Lender shall have received Collateral Access Agreements with respect to the following locations: 8545 126th Avenue N., Largo, Florida 33773;

                  (n) Lender shall have received opinions of domestic Guarantors' and Borrower's counsel in form and substance reasonably satisfactory to Lender;

                  (o) Lender shall have received satisfactory evidence (including a certificate of the chief financial officer of Parent) that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including Real Property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (p) Borrower shall have the Required Availability after giving effect to the initial extension of credit hereunder;

                  (q) Lender shall have completed its business, legal, and collateral due diligence, including (i) a collateral audit and review of Borrower's books and records and verification of Borrower's representations and warranties to Lender, the results of which shall be satisfactory to Lender, and
(ii) an inspection of each of the locations where Inventory is located, the results of which shall be satisfactory to Lender;

                  (r) Lender shall have received completed reference checks with respect to Borrower's senior management, the results of which are satisfactory to Lender in its sole discretion;

                  (s) Lender shall have received an appraisal of the Net Liquidation Percentage applicable to Borrower's Inventory, and an appraisal of Borrower's trademarks and Equipment, the results of which shall be satisfactory to Lender;

                  (t) Lender shall have received Borrower's Business Plan;

                  (u) Borrower shall pay all Lender Expenses incurred in connection with the transactions evidenced by this Agreement;

                  (v) Borrower shall have received all licenses, approvals or evidence of other actions required by any Governmental Authority in connection with the execution and delivery by Borrower of this Agreement or any other Loan Document or with the consummation of the transactions contemplated hereby and thereby; and

                  (w) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Lender.

         3.2 CONDITIONS SUBSEQUENT TO THE INITIAL EXTENSION OF CREDIT. The obligation of Lender to continue to make Advances (or otherwise extend credit hereunder) is subject to the fulfillment, on or before the date applicable thereto, of each of the conditions subsequent set forth below (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) within 30 days of the Closing Date, deliver to Lender certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.8, the form and substance of which shall be satisfactory to Lender and its counsel.

         3.3 CONDITIONS PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of Lender to make all Advances (or to extend any other credit hereunder) shall be subject to the following conditions precedent:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any Governmental Authority against Borrower, Lender, any Lender, or any of their Affiliates; and

                  (d) no Material Adverse Change shall have occurred.

         3.4 TERM. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on July 16, 2004 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations (including contingent reimbursement obligations of Borrower with respect to any outstanding Letters of Credit) immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of its duties, Obligations, or covenants hereunder and Lender Liens in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Lender's obligations to provide additional credit hereunder have been terminated. When this Agreement has been terminated and all of the Obligations have been fully and finally discharged and Lender's obligations to provide additional credit under the Loan Documents have been terminated irrevocably, Lender will, at Borrower's sole expense, execute and deliver any UCC termination statements, lien releases, mortgage releases, re-assignments of trademarks, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, Lender's Liens and all notices of security interests and liens previously filed by Lender with respect to the Obligations.

         3.6 EARLY TERMINATION BY BORROWER. Borrower has the option, at any time upon 30 days prior written notice by Borrower to Lender, to terminate this Agreement by paying to Lender, for the benefit of Lender, in cash, the Obligations (including either (i) providing cash collateral to Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full. If Borrower has sent a notice of termination pursuant to the provisions of this Section, then the Commitment shall terminate and Borrower shall be obligated to repay the Obligations (including either (i) providing cash collateral to Lender in an amount equal to 105% of the then extant Letter of Credit Usage, or (ii) causing the original Letters of Credit to be returned to the Issuing Lender), in full, on the date set forth as the date of termination of this Agreement in such notice. In the event of the termination of this Agreement and repayment of the Obligations at any time prior to the Maturity Date, for any other reason, including (a) termination upon the election of Lender to terminate after the occurrence of an Event of Default, (b) foreclosure and sale of Collateral, (c) sale of the Collateral in any Insolvency Proceeding, or (iv) restructure, reorganization or compromise of the Obligations by the confirmation of a plan of reorganization, or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, then, in view of the impracticability and extreme difficulty of ascertaining the actual amount of damages to Lender or profits lost by Lender as a result of such early termination, and by mutual agreement of the parties as to a reasonable estimation and calculation of the lost profits or damages of Lender, Borrower shall pay the Applicable Cancellation Premium to Lender and individual Lender, measured as of the date of such termination.

4. CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Lender, a continuing security interest in all of its right, title, and interest in all currently existing and hereafter acquired or arising Borrower Collateral in order to secure prompt repayment of any and all of the Obligations in accordance with the terms and conditions of the Loan Documents and in order to secure prompt performance by Borrower of each of their covenants and duties under the Loan Documents. The Lender's Liens in and to the Borrower Collateral shall attach to all Borrower Collateral without further act on the part of Lender or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for Permitted Dispositions, Borrower has no authority, express or implied, to dispose of any item or portion of the Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, and if and to the extent that perfection or priority of Lender's security interest is dependent on or enhanced by possession, Borrower, immediately upon the request of Lender, shall endorse and deliver physical possession of such Negotiable Collateral to Lender.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL. At any time after the occurrence and during the continuation of an Event of Default, Lender's designee may (a) notify Account Debtors of Borrower that the Accounts, chattel paper, or General Intangibles that have been assigned to Lender have a security interest therein, or (b) collect the Accounts, chattel paper, or General Intangibles directly and charge the collection costs and expenses to the Loan Account. Each Guarantor and Borrower agree that they will hold in trust for Lender, as Lender's trustee, any Collections that they receive and immediately will deliver said Collections to Lender or a Cash Management Bank in their original form as received by them.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED.

                  (a) At any time upon the request of Lender, Borrower shall execute and deliver to Lender, any and all financing statements, original financing statements in lieu of continuation statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title and all other documents (the "Additional Documents") that Lender may request in its Permitted Discretion, in form and substance satisfactory to Lender, to perfect and continue perfected or better perfect Lender's Liens in the Collateral (whether now owned or hereafter arising or acquired), to create and perfect Liens in favor of Lender in any Real Property acquired after the date of this Agreement, and in order to fully consummate all of the transactions contemplated hereby and under the other Loan Documents. To the maximum extent permitted by applicable law, Borrower authorizes Lender to execute any such Additional Documents in Borrower's name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. In addition, on such periodic basis as Lender shall require, Borrower shall cause to be prepared, executed, and delivered to Lender supplemental schedules to the applicable Loan Documents to identify material patents, copyrights, and trademarks as being subject to the security interests created thereunder.

                  (b) Parent and Borrower each agree to cause:

                  (i) each Subsidiary of Parent not in existence on the date of this Agreement to execute and deliver to Lender promptly and in any event within 3 Business Days after the formation, acquisition or change in status thereof (A) a joinder to the Guaranty, (B) a joinder to the Parent Security Agreement, (C) if such Subsidiary has any Subsidiaries, a joinder to the Parent Stock Pledge Agreement together with (y) certificates evidencing all of the Stock of any Person owned by such Subsidiary, and (z) undated stock powers executed in blank,
(D) one or more mortgages regarding any owned Real Property, to the extent that the difference between the then current fair market value of such Real Property and the amount of all Liens with respect to such Real Property (as determined by Lender in its sole discretion) is in excess of $1,000,000, and (E) such other agreements, instruments, approvals, or other documents reasonably requested by Lender in order to create, perfect, establish the first priority (other than Permitted Liens) of or otherwise protect any Lien purported to be covered by any such Parent Security Agreement, Parent Stock Pledge Agreement or mortgage or otherwise to make such Subsidiary a party to and bound by all of the terms, covenants and agreements contained in the Loan Documents and that all or substantially all of the property and assets of such Subsidiary shall become Collateral for the Obligations; and

                  (ii) each owner of the Stock of any such Subsidiary to execute and deliver promptly and in any event within 3 Business Days after the formation or acquisition of such Subsidiary a supplement to the Borrower Stock Pledge Agreement or Parent Stock Pledge Agreement, as applicable, together with (A) certificates evidencing all of the Stock of such Subsidiary, (B) undated stock powers or other appropriate instruments of assignment executed in blank, and (C) such other agreements, instruments, approvals, or other documents reasonably requested by Lender.

         4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing, sign Borrower's name on any invoice or bill of lading relating to the Collateral, drafts against Account Debtors, or notices to Account Debtors, (c) send requests for verification of Accounts, (d) endorse Borrower's name on any

Collection item that may come into Lender's possession, (e) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (f) at any time that an Event of Default has occurred and is continuing, settle and adjust disputes and claims respecting the Accounts, chattel paper, or General Intangibles directly with Account Debtors, for amounts and upon terms that Lender determines to be reasonable, and Lender may cause to be executed and delivered any documents and releases that Lender determines to be necessary. The appointment of Lender as Borrower's attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Lender's obligations to extend credit hereunder are terminated.

         4.6 RIGHT TO INSPECT. Lender (through its officers, employees, or agents) shall have the right from time to time hereafter to inspect the Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral; provided, however, that Lender shall give Borrower reasonable notice prior to conducting any such inspection. Notwithstanding the foregoing, Lender need not provide such notice to Borrower following the occurrence of an Event of Default.

         4.7 CONTROL AGREEMENTS. Parent and Borrower agree that they will not transfer assets out of any Securities Accounts other than as permitted under
Section 7.18 and, if to another securities intermediary, unless each of Parent, or Borrower, Lender, and the substitute securities intermediary have entered into a Control Agreement. No arrangement contemplated hereby or by any Control Agreement in respect of any Securities Accounts or other Investment Property shall be modified by Parent, or Borrower without the prior written consent of Lender. Upon the occurrence and during the continuance of a Default or Event of Default, Lender may notify any securities intermediary to liquidate the applicable Securities Account or any related Investment Property maintained or held thereby and remit the proceeds thereof to Lender's Account.

5. REPRESENTATIONS AND WARRANTIES.

                  In order to induce Lender to enter into this Agreement, each of Parent, and Borrower make the following representations and warranties to Lender which shall be true, correct, and complete, in all material respects, as of the date hereof, and shall be true, correct, and complete, in all material respects, as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the date of such Advance (or other extension of credit) (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this Agreement:

         5.1 NO ENCUMBRANCES. Each of Parent and Borrower has good and indefeasible title to its properties and assets, free and clear of Liens except for Permitted Liens.

         5.2 ELIGIBLE ACCOUNTS. The Eligible Accounts are bona fide existing payment obligations of Account Debtors created by the sale and delivery or lease of Inventory or the rendition of services to such Account Debtors in the ordinary course of Borrower's business, owed to Borrower without defenses, disputes, offsets, counterclaims, or rights of return or cancellation. As to each Eligible Account, such Account (or rights to payment under chattel paper) is not:

                  (a) owed by an employee, or Affiliate of Borrower,

                  (b) on account of a transaction wherein goods were placed on consignment or were sold pursuant to a guaranteed sale, a sale or return, a sale on approval, a bill and hold, or on any other terms by reason of which the payment by the Account Debtor may be conditional, (excluding Accounts (or rights to payment under chattel paper) arising from Borrower's stock rotation plan for distributors),

                  (c) payable in a currency other than Dollars or Canadian Dollars,

                  (d) owed by an Account Debtor that has or has asserted a right of setoff, has disputed its liability, or has made any claim with respect to its obligation to pay the Account (or rights to payment under chattel paper),

                  (e) owed by an Account Debtor that is subject to any Insolvency Proceeding or is not Solvent or as to which Borrower has received notice of an imminent Insolvency Proceeding or a material impairment of the financial condition of such Account Debtor,

                  (f) on account of a transaction as to which the goods giving rise to such Account (or rights to payment under chattel paper) have not been shipped and billed to the Account Debtor or the services giving rise to such Account (or right to payment under chattel paper) have not been performed and accepted by the Account Debtor,

                  (g) a right to receive progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services, and

                  (h) an Account (or rights to payment under chattel paper) that has not been billed to the customer.

         5.3 ELIGIBLE INVENTORY. All Eligible Inventory is of good and merchantable quality, free from defects. As to each item of Eligible Inventory, such Inventory is

                  (a) owned by Borrower free and clear of all Liens other than Liens in favor of Lender,

                  (b) either located at one of the locations set forth on Schedule E-1 or in transit from one such location to another such location,

                  (c) not located on real property leased by Borrower or in a contract warehouse, in each case, unless subject to a Collateral Access Agreement executed by the lessor, warehouseman, or other third party, as the case may be, and unless segregated or otherwise separately identifiable from goods of others, if any, stored on the premises, and

                  (d) not goods that are obsolete or slow moving, restrictive or custom items, work-in-process, or that constitute spare parts, packaging and shipping materials, supplies used or consumed in Borrower's business, bill and hold goods, defective goods, or Inventory acquired on consignment.

         5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party and are located only at the locations identified on Schedule 5.5.

         5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the type, quality, and quantity of its Inventory and the book value thereof.

         5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive offices of Parent, and Borrower are located at the address indicated in Schedule
5.7 and Parent's, and Borrower's FEIN is identified in Schedule 5.7.

         5.8 DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Parent and Borrower are duly organized and existing and in good standing under the laws of the jurisdiction of its organization and qualified to do business in any state where the failure to be so qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on Schedule 5.8(b), is a complete and accurate description of the authorized capital Stock of Parent and Borrower, by class, and, as of the date of this Agreement, a description of the number of shares of each such class that are issued and outstanding. Other than as described on
Schedule 5.8(b), there are no subscriptions, options, warrants, or calls relating to any shares of Borrower's capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither any Guarantor nor Borrower is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital Stock or any security convertible into or exchangeable for any of its capital Stock.

                  (c) Set forth on Schedule 5.8(c), is a complete and accurate list of each Guarantor's and Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their organization; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by the applicable

Guarantor or Borrower. All of the outstanding capital Stock of each such Subsidiary has been validly issued and is fully paid and non-assessable.

                  (d) Except as set forth on Schedule 5.8(c), there are no subscriptions, options, warrants, or calls relating to any shares of any Guarantor's or Borrower's Subsidiaries' capital Stock, including any right of conversion or exchange under any outstanding security or other instrument. Neither any Guarantor nor Borrower nor any of their respective Subsidiaries is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of any Guarantor's or Borrower's Subsidiaries' capital Stock or any security convertible into or exchangeable for any such capital Stock.

         5.9 DUE AUTHORIZATION; NO CONFLICT.

                  (a) As to each Guarantor and Borrower, the execution, delivery, and performance by such Guarantor and Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Guarantor and Borrower.

                  (b) As to each Guarantor and Borrower, the execution, delivery, and performance by such Guarantor and Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate in any material respect any provision of federal, state, or local law or regulation applicable to any Guarantor or Borrower, the Governing Documents of any Guarantor and Borrower, or any material order, judgment, or decree of any court or other Governmental Authority binding on any Guarantor or Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation of any Guarantor or Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of any Guarantor or Borrower, other than Permitted Liens, or (iv) require any approval of any Guarantor's or Borrower's interestholders or any approval or consent of any Person under any material contractual obligation of any Guarantor or Borrower.

                  (c) Other than the filing of financing statements, fixture filings, and Mortgages, the execution, delivery, and performance by each Guarantor and Borrower of this Agreement and the Loan Documents to which such Guarantor or Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any Governmental Authority or other Person.

                  (d) As to each Guarantor and Borrower, this Agreement and the other Loan Documents to which such Guarantor and Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by such Guarantor and Borrower will be the legally valid and binding obligations of such Guarantor and Borrower, enforceable against such Guarantor and Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Lender's Liens are validly created, perfected, and first priority Liens, subject only to Permitted Liens.

         5.10 LITIGATION. Other than those matters disclosed on Schedule 5.10, there are no actions, suits, or proceedings pending or, to the best knowledge of Guarantors and Borrower, threatened against Guarantors or Borrower, or any of their Subsidiaries, as applicable, except for (a) matters that are fully covered by insurance (subject to customary deductibles), and (b) matters arising after the date of this Agreement that, if decided adversely to Borrower or any Guarantor, or any of their Subsidiaries, as applicable, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All annual and quarterly financial statements relating to Guarantors or Borrower that have been delivered by Guarantors or Borrower to Lender have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year-end audit adjustments) and present fairly in all material respects, Borrower's or Guarantors', as applicable, financial condition as of the date thereof and results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower or any Guarantor, as applicable, since the date of the latest financial statements submitted to Lender on or before the date of this Agreement.

         5.12 FRAUDULENT TRANSFER.

                  (a) Each Guarantor and Borrower are Solvent.

                  (b) No transfer of property is being made by any Guarantor or Borrower and no obligation is being incurred by any Guarantor or Borrower in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any of the Guarantors or Borrower.

         5.13 EMPLOYEE BENEFITS. None of any Guarantor, Borrower, any of their Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan.

         5.14 ENVIRONMENTAL CONDITION. Except as set forth on Schedule 5.14, (a) to Parent's and Borrower's knowledge, none of Borrower's or any Guarantor's properties or assets has ever been used by any Guarantor or Borrower or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such production, storage, handling, treatment, release or transport was in violation, in any material respect, of applicable Environmental Law, (b) to Parent's and Borrower's knowledge, none of Borrower's or any Guarantor's properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) none of Borrower or any Guarantor has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by Borrower or any Guarantor, and (d) none of Borrower or any Guarantor has received a summons, citation, notice, or directive from the

Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or any Guarantor resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 BROKERAGE FEES. None of Guarantors or Borrower have utilized the services of any broker or finder in connection with Borrower's obtaining financing from Lender under this Agreement and no brokerage commission or finders fee is payable by any Guarantor or Borrower in connection herewith.

         5.16 INTELLECTUAL PROPERTY. Borrower and each Guarantor own, or hold licenses in, all trademarks, trade names, copyrights, patents, patent rights, and licenses that are necessary to the conduct of such Person's business as currently conducted. Attached hereto as Schedule 5.16 is a true, correct, and complete listing of all material patents, patent applications, trademarks, trademark applications, copyrights, and copyright registrations as to which Borrower or any Guarantor is the owner or is an exclusive licensee.

         5.17 LEASES. Borrower and each Guarantor enjoy peaceful and undisturbed possession under all leases material to the business of Borrower and each Guarantor and to which they are a party or under which they are operating. All of such leases are valid and subsisting and no material default by Borrower or any Guarantor exists under any of them.

         5.18 DDAS. Set forth on Schedule 5.18 are all of the DDAs of Borrower and each Guarantor, including, with respect to each depository (i) the name and address of that depository, and (ii) the account numbers of the accounts maintained with such depository.

         5.19 COMPLETE DISCLOSURE. All factual information (taken as a whole) furnished by or on behalf of Borrower or any Guarantor in writing to Lender (including all information contained in the Schedules hereto or in the other Loan Documents) for purposes of or in connection with this Agreement, the other Loan Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of Borrower or any Guarantor in writing to Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. On the date of this Agreement, the Projections represent, and as of the date on which any other Projections are delivered to Lender, such additional Projections represent Parent's and Borrower's good faith best estimate of its future performance for the periods covered thereby.

         5.20 INDEBTEDNESS. Set forth on Schedule 5.20 is a true and complete list of all Indebtedness of Borrower and each Guarantor outstanding immediately prior to the date of this Agreement that is to remain outstanding after the date of this Agreement and such Schedule accurately reflects the aggregate principal amount of such Indebtedness and the principal terms thereof.

         5.21 REAL PROPERTY. As of the date of this Agreement, neither any Guarantor nor Borrower nor any of their Subsidiaries owns any fee interest in any Real Property.

         5.22 DORMANT SUBSIDIARY. Each of the Dormant Subsidiaries do not have any material assets or liabilities or engage in any business activity.

6. AFFIRMATIVE COVENANTS.

              Parent and Borrower, jointly and severally, covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, they shall and shall cause each of their respective Subsidiaries to do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a system of accounting that enables Parent and Borrower to produce financial statements in accordance with GAAP and maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Lender. Borrower also shall keep an inventory reporting system that shows all additions, sales, claims, returns, and allowances with respect to the Inventory.

         6.2 COLLATERAL REPORTING. Provide Lender with the following documents at the following times in form reasonably satisfactory to Lender:

--------------------------------------------------------------------------------
Daily (but only if a                (a) a summary sales journal, summary
Triggering Event has                collection journal, and summary credit
occurred)                           register since the last such schedule and a
                                    calculation of the Borrowing Base as of such
                                    date, and (b) notice of all returns,
                                    disputes, or claims.

--------------------------------------------------------------------------------
Weekly (but only if a               (b) Inventory reports specifying Borrower's
Triggering Event has                cost and the wholesale market value of its
occurred)                           Inventory, by category, with additional
                                    detail showing additions to and deletions
                                    from the Inventory.

--------------------------------------------------------------------------------
Monthly (not later than             (c) a detailed calculation of the Borrowing
the 10th Business Day of            Base (including detail regarding those
each month)                         Accounts that are not Eligible Accounts),

                                    (d) a detailed aging, by total, of the
                                    Accounts, together with a reconciliation to the detailed calculation of the Borrowing
                                    Base previously provided to Lender,

                                    (e) a summary aging, by vendor, of Parent's and Borrower's accounts payable and any book overdraft,

                                    (f) a calculation of Dilution for the prior month, and

                                    (g) a summary sales journal, summary
                                    collection journal, summary credit register, and other supporting ledgers since the last such report.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Upon request by Lender     (h) a detailed list of Borrower's customers,
(but only if a
Triggering Event has       (i) a report regarding Borrower's accrued, but unpaid,
occurred)                  ad valorem taxes,

                           (j) copies of invoices in connection with the Accounts, credit memos, remittance advices, deposit slips, shipping and delivery documents in connection with the Accounts and, for Inventory and Equipment acquired by Borrower, purchase orders and invoices, and

                           (k) such other reports as to the Collateral, or the financial condition of Borrower or any Guarantor as Lender may request.

--------------------------------------------------------------------------------

                  In addition, Borrower agrees to cooperate fully with Lender to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting of each of the items set forth above.

         6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Lender:

                  (a) as soon as available, but in any event within 45 days (30 days in the case of a month that is the first month of any fiscal quarter) after the end of each month during each of Parent's fiscal years,

                  (i) a company prepared consolidated and consolidating balance sheet and income statement, and consolidated statement of cash flow covering Parent's and its Subsidiaries' operations during such period,

                  (ii) a statement signed by the chief financial officer of Parent to the effect that:

                           A. the financial statements delivered hereunder
                  (except for the first month of each quarter) have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Parent and its Subsidiaries,

                           B. the representations and warranties of Parent and
                  Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                           C. there does not exist any condition or event that
                  constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Parent or Borrower has taken, are taking, or propose to take with respect thereto), and

                  (iii) for each month that is the date on which a financial covenant in Section 7.19 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.19, and

                  (b) as soon as available, but in any event within 90 days after the end of each of Parent's fiscal years,

                  (i) consolidated financial statements of Parent and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management),

                  (ii) a certificate of such accountants addressed to Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.19,

                  (c) as soon as available, but in any event prior to the start of each of Parent's fiscal years,

                  (i) copies of Parent's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its sole discretion, for the forthcoming 2 years, year by year, and for the forthcoming fiscal year, month by month, accompanied by a statement from the chief financial officer of Parent as being such officer's good faith best estimate of the financial performance of Parent and its Subsidiaries during the period covered thereby,

                  (d) if and when filed by Parent,

                  (i) notice of Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports (if available online, no hard copies need be provided),

                  (ii) notice of any other filings made by Borrower with the SEC (if available online, no hard copies need be provided),

                  (iii) copies of Parent's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

                  (iv) notice of any other information provided by Parent to its shareholders generally (if not available online, hard copies shall be provided),

                  (e) if and when filed by any Guarantor or Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which (i) any Guarantor or Borrower conducts business or is required to pay any such excise tax, (ii) where the failure to pay any such applicable excise tax would result in a Lien on the properties or assets of any Guarantor or Borrower, or (iii) where any Guarantor's or Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

                  (f) as soon as Parent or Borrower has knowledge of any event or condition that constitutes a Default or Event of Default notice thereof and a statement of the curative action that Guarantors or Borrower propose to take with respect thereto, and

                  (g) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrower or any Guarantor.

                  Parent agrees that neither Borrower, nor any Subsidiary of Parent, will have a fiscal year different from that of Parent. Parent and Borrower agree that their independent certified public accountants are authorized to communicate with Lender and to release to Lender whatever financial information concerning Borrower and any Guarantor that Lender reasonably may request. Parent and Borrower waive the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agree that Lender may contact directly any such accounting firm or service bureau in order to obtain such information.

         6.4 [INTENTIONALLY OMITTED.]

         6.5 RETURN. Cause returns and allowances as between Borrower and its Account Debtors, to be on the same basis and in accordance with the usual customary practices of Borrower, as they exist at the time of the execution and delivery of this Agreement. If, at a time when no Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower (excluding a return under Borrower's stock rotation plan), Borrower promptly shall determine the reason for such return and, if Borrower accepts such return, issue a credit memorandum (with a summary credit register to be sent to Lender if a Triggering Event has occurred) in the appropriate amount to such Account Debtor. If, at a time when an Event of Default has occurred and is continuing, any Account Debtor returns any Inventory to Borrower, Borrower promptly shall determine the reason for such return and, if Lender consents (which consent shall not be unreasonably withheld or delayed), issue a credit memorandum (with a summary credit register to be sent to Lender if a Triggering Event has occurred) in the appropriate amount to such Account Debtor.

         6.6 MAINTENANCE OF PROPERTIES. Maintain and preserve all of its properties which are necessary or useful in the proper conduct to its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder.

         6.7 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any Guarantor or any of their assets to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower and each Guarantor will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Lender with proof satisfactory to Lender indicating that the Borrower has made such payments or deposits. Borrower and each Guarantor shall, upon request, deliver satisfactory evidence of payment of applicable excise taxes in each jurisdictions in which Borrower or any Guarantor is required to pay any such excise tax.

         6.8 INSURANCE.

                  (a) At Borrower's or a Guarantor's expense, maintain insurance respecting their properties and assets wherever located, covering loss or damage by fire, theft, explosion, and all other hazards and risks as ordinarily are insured against by other Persons engaged in the same or similar businesses. Borrower and Guarantors also shall maintain business interruption, public liability, and product liability insurance, as well as insurance against larceny, embezzlement, and criminal misappropriation. All such policies of insurance shall be in such amounts and with such insurance companies as are satisfactory to Lender. Parent and Borrower shall deliver copies of all such policies to Lender with a satisfactory lender's loss payable endorsement naming Lender as sole loss payee or additional insured, as appropriate. Each policy of insurance or endorsement shall contain a clause requiring the insurer to give not less than 30 days prior written notice to Lender in the event of cancellation of the policy for any reason whatsoever.

                  (b) Parent and Borrower shall give Lender prompt notice of any loss in excess of $250,000 covered by such insurance. Lender shall have the exclusive right to adjust any losses payable under such insurance policies in excess of $250,000, without any liability to Borrower or any Guarantor whatsoever in respect of such adjustments. After a Triggering Event has occurred, any monies received as payment for any loss under any insurance policy mentioned above (other than liability insurance policies) or as payment of any award or compensation for condemnation or taking by eminent domain, shall be paid over to Lender and Lender shall disburse such monies to Parent or Borrower under staged payment terms reasonably satisfactory to Lender for application to the cost of repairs, replacements, or restorations; provided, however, that if an Event of Default has occurred and is continuing or an Overadvance has occurred and has not been eliminated in accordance with Section 2.4, Lender may, in its sole discretion, use such monies for prepayment of the Obligations. Any repairs, replacements, or restorations made pursuant to this Section 6.8(b) shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction.

                  (c) Borrower and the Guarantors shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 6.8, unless Lender is included thereon as named insured with the loss payable to Lender under a lender's loss payable endorsement or its equivalent. Parent and Borrower immediately shall notify Lender whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and copies of such policies promptly shall be provided to Lender.

         6.9 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 5.5; provided, however, that Borrower may amend Schedule 5.5 so long as such amendment occurs by written notice to Lender not less than 30 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements, fixture filings or PPSA filings necessary to perfect and continue perfected Lender Liens on such assets and also provides to Lender a Collateral Access Agreement.

         6.10 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the non-compliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

         6.11 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower or any Guarantor is a party or by which Borrower's or any Guarantor's properties and assets are bound, unless such payments are the subject of a Permitted Protest.

         6.12 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees incurred in connection with or as a result of Borrower's obtaining financing from Lender under this Agreement. Borrower and each Guarantor, jointly and severally, agree and acknowledge that payment of all such brokerage commissions or finders fees shall be the sole responsibility of Borrower and each Guarantor, and Borrower and each Guarantor, jointly and severally, agree to indemnify, defend, and hold Lender harmless from and against any claim of any broker or finder arising out of Borrower's obtaining financing from Lender under this Agreement.

         6.13 EXISTENCE. At all times preserve and keep in full force and effect Borrower's and each Guarantor's valid existence and good standing and any rights and franchises material to their businesses.

         6.14 ENVIRONMENTAL.

                  (a) Keep any property either owned or operated by Borrower or any Guarantor free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens, (b) comply, in all respects, with Environmental Laws and provide to Lender documentation of such compliance which Lender requests, (c) promptly notify Lender of any release of a Hazardous Material of any reportable quantity from or onto property owned or operated by Borrower or any Guarantor and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and (d) promptly provide Lender with written notice within 10 days of the receipt of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of Borrower or any Guarantor, (ii) commencement of any Environmental Action or notice that an Environmental Action will be filed against Borrower or any Guarantor, and (iii) notice of a violation, citation, or other administrative order which reasonably could be expected to result in a Material Adverse Change.

         6.15 DISCLOSURE UPDATES.

                  (a) Promptly and in no event later than 5 Business Days after senior management of Parent or Borrower obtaining knowledge thereof, (a) notify Lender if any written information, exhibit, or report furnished to Lender contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and (b) correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment, filing, or recordation thereof.

         6.16 DORMANT SUBSIDIARIES. Cause the Dormant Subsidiaries not to have any material assets or liabilities or engage in any business activity.

7. NEGATIVE COVENANTS.

                  Parent and Borrower each covenant and agree that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Parent and Borrower will not and will not permit any of their respective Subsidiaries to do any of the following:

         7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except:

                  (a) Indebtedness evidenced by this Agreement and the other Loan Documents, together with Indebtedness owed to Underlying Issuers with respect to Underlying Letters of Credit;

                  (b) Indebtedness set forth on Schedule 5.20;

                  (c) Permitted Purchase Money Indebtedness;

                  (d) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b) and (c) of this Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in Lender's judgment, materially impair the prospects of repayment of the Obligations by Borrower or materially impair Borrower's creditworthiness, (ii) such refinancings, renewals, or extensions do not result in an increase in the principal amount of, or interest rate with respect to, the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions, that, taken as a whole, are materially more burdensome or restrictive to Borrower, and (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to Lender as those that were applicable to the refinanced, renewed, or extended Indebtedness;

                  (e) Indebtedness of Borrower resulting from Permitted Intercompany Advances;

                  (f) Indebtedness of a Guarantor or Borrower resulting from a guaranty of Indebtedness of a Subsidiary of Parent that is permitted under this Agreement; and

                  (g) Subordinated Indebtedness on terms and conditions, including subordination provisions, satisfactory to Lender.

         7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced, renewed, or extended under Section 7.1(d) and so long as the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Indebtedness).

         7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES.

                  (a) Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock.

                  (b) Liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution); provided, however, that Paradyne Canada, Ltd., a corporation organized under the laws of Canada, Paradyne International Sales, Ltd., a corporation organized under the laws of the Barbados, and the Dormant Subsidiaries may liquidate, wind up, or dissolve themselves at any time.

                  (c) Convey, sell, lease, license, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its assets.

         7.4 DISPOSAL OF ASSETS. Other than Permitted Dispositions, convey, sell, lease, license, assign, transfer, or otherwise dispose of any of the assets of Borrower or any Guarantor.

         7.5 CHANGE NAME. Change Borrower's or any Guarantor's name, FEIN, corporate structure or identity, or add any new fictitious name; provided, however, that Borrower or any Guarantor may change its name upon at least 30 days prior written notice by Parent to Lender of such change and so long as, at the time of such written notification, Parent or any Guarantor provides any financing statements, fixture filings or PPSA filings necessary to perfect and continue perfected Lender's Liens.

         7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person, except by endorsement of instruments or items of payment for deposit to the account of Parent or Borrower or which are transmitted or turned over to Lender.

         7.7 NATURE OF BUSINESS. Make any change in the principal nature of Borrower's or any Guarantor's business.

         7.8 PREPAYMENTS AND AMENDMENTS.

                  (a) Except in connection with a refinancing permitted by
Section 7.1(d), prepay, redeem, defease, purchase, or otherwise acquire any Indebtedness of Borrower or any Guarantor, other than the Obligations in accordance with this Agreement, and

                  (b) Except in connection with a refinancing permitted by
Section 7.1(d), directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of any agreement, instrument, document, indenture, or other writing evidencing or concerning Indebtedness permitted under Sections 7.1(b) or (c).

         7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

         7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

         7.11 DISTRIBUTIONS. Other than Permitted Distributions, make any Distribution (in cash or other property).

         7.12 ACCOUNTING METHODS. Modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's or any Guarantor's accounting records without said accounting firm or service bureau agreeing to provide Lender information regarding the Collateral or Borrower's or any Guarantor's financial condition.

         7.13 INVESTMENTS. Except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including contingent obligations) for or in connection with any Investment; provided, however, that Borrower and each Guarantor shall not have Permitted Investments (other than in the Cash Management Accounts) in excess of $5,000,000 outstanding at any one time unless Borrower or a Guarantor and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Lender shall determine in its Permitted Discretion, to perfect (and further establish) Lender's Liens in such Permitted Investments.

         7.14 TRANSACTIONS WITH AFFILIATES. Except for Permitted Intercompany Advances and except for Permitted Distributions, directly or indirectly enter into or permit to exist any transaction with any Affiliate of Parent except for transactions that are in the ordinary course of Borrower's or the applicable Guarantor's business, upon fair and reasonable terms, that are fully disclosed to Lender, and that are no less favorable to Borrower or the applicable Guarantor than would be obtained in an arm's length transaction with a non-Affiliate.

         7.15 SUSPENSION. Suspend or go out of a substantial portion of its business; provided, however, that Paradyne Canada, Ltd., a corporation organized under the laws of Canada, Paradyne International Sales, Ltd., a corporation organized under the laws of the Barbados, and the Dormant Subsidiaries may suspend or go out of a substantial portion of their respective businesses at any time.

         7.16 USE OF PROCEEDS. Use the proceeds of the Advances for any purpose other than (a) on the date of this Agreement, to pay transactional fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, and (b) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

         7.17 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without Borrower or a Guarantor, as applicable, providing 30 days prior written notification thereof to Lender and so long as, at the time of such written notification, Borrower or a Guarantor, as applicable, provides any financing statements, fixture filings or PPSA filings necessary to perfect and continue perfected the Liens of Lender in and to the Collateral and also provides to Lender a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Lender's prior written consent.

         7.18 SECURITIES ACCOUNTS. Establish or maintain any Securities Account unless Lender shall have received a Control Agreement in respect of such Securities Account. Parent and Borrower agree not to transfer, and not to permit any of Parent's Subsidiaries to transfer, assets out of any Securities Account; provided, however, that, so long as no Event of Default has occurred and is continuing or would result therefrom, Borrower and the applicable Guarantor may use such assets (and the proceeds thereof) to the extent not prohibited by this Agreement.

         7.19 FINANCIAL COVENANTS.

                  (a) Fail to maintain:

                  (i) MINIMUM EBITDA. EBITDA, measured on a fiscal quarter end basis, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

         -------------------------------------------------------------------------
         Applicable Amount                      Applicable Period
         -------------------------------------------------------------------------
            ($8,578,000)       For the 3 month period ending June 30, 2001*
         -------------------------------------------------------------------------
           ($17,032,000)       For the 6 month period ending September 30, 2001*
         -------------------------------------------------------------------------
           ($27,042,000)       For the 9 month period ending December 31, 2001*
         -------------------------------------------------------------------------
           ($26,893,000)       For the 12 month period ending March 31, 2002*
         -------------------------------------------------------------------------
           ($18,065,000)       For the 12 month period ending June 30, 2002
         -------------------------------------------------------------------------
            ($9,203,000)       For the 12 month period ending September 30, 2002
         -------------------------------------------------------------------------
             $1,278,000        For the 12 month period ending December 31, 2002
                               and the last day of each fiscal quarter thereafter
         -------------------------------------------------------------------------

         * Excluding any inventory reserves recorded by Borrower for the period ending June 30, 2001.

                  (b) Make:

                  (i) CAPITAL EXPENDITURES. Capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

         -------------------------------------------------------------------------
         Applicable Amount                      Applicable Period
         -------------------------------------------------------------------------
         -------------------------------------------------------------------------
         Applicable Amount                              Applicable Period
         -------------------------------------------------------------------------
             $1,500,000        For the 3 month period ending June 30, 2001
         -------------------------------------------------------------------------
             $3,700,000        For the 6 month period ending September 30, 2001
         -------------------------------------------------------------------------
             $6,200,000        For the 9 month period ending December 31, 2001
         -------------------------------------------------------------------------
             $8,600,000        For the 12 month period ending March 31, 2002
         -------------------------------------------------------------------------

         -------------------------------------------------------------------------
             $9,500,000        For the 12 month period ending June 30, 2002
         -------------------------------------------------------------------------
             $9,600,000        For the 12 month period ending September 30, 2002
         -------------------------------------------------------------------------
             $9,600,000        For the 12 month period ending December 31, 2002
         -------------------------------------------------------------------------
            $10,800,000        For the 12 month period ending March 31, 2003
         -------------------------------------------------------------------------
            $12,000,000        For the 12 month period ending June 30, 2003
         -------------------------------------------------------------------------
            $13,200,000        For the 12 month period ending September 30, 2003
         -------------------------------------------------------------------------
            $14,400,000        For the 12 month period ending December 31, 2003
         -------------------------------------------------------------------------

8. EVENTS OF DEFAULT.

                  Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement if it occurs on or after the making of the initial Advance (or other extension of credit) hereunder:

         8.1 If Borrower or any Guarantor fails to pay when due and payable, or when declared due and payable, all or any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Lender, reimbursement of Lender Expenses, or other amounts constituting Obligations) and such failure continues for a period of 5 Business Days;

         8.2 If any Guarantor or Borrower or any of their Subsidiaries fails or neglects to perform, keep, or observe (a) any term, provision, covenant, condition, or agreement applicable to it (i) contained in Sections 6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates), 6.10 (Compliance with Laws), or 6.11 (Leases) of this Agreement and such failure continues for a period of 5 Business Days; (ii) contained in Sections 6.1 (Accounting System), 6.6 (Maintenance of Properties), or 6.9 (Location of Inventory and Equipment) of this Agreement and such failure continues for a period of 15 Business Days; or (b) any other term, provision, condition, covenant, or agreement contained in this Agreement or in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such other Loan Documents; in each case, other than any term, provision, condition, covenant, or agreement that is the subject of another provision of this Section 8, in which event such other provision of this Section 8 shall govern);

         8.3 If any material portion of Borrower's or any Guarantor's or any of their Subsidiaries' assets is attached, seized, subjected to a writ or distress warrant, levied upon, or comes into the possession of any third Person;

         8.4 If an Insolvency Proceeding is commenced by Borrower or any Guarantor or any of its or their Subsidiaries;

         8.5 If an Insolvency Proceeding is commenced against Borrower or any Guarantor, or any of their Subsidiaries, and any of the following events occur:
(a) Borrower or any Guarantor or the Subsidiary, as applicable, consents to the institution of such Insolvency Proceeding against it, (b) the petition commencing the Insolvency Proceeding is not timely controverted, (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Lender shall be relieved of its obligations to extend credit hereunder, (d) an interim trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower or any Guarantor or any of their Subsidiaries, or (e) an order for relief shall have been entered therein;

         8.6 If Borrower or any Guarantor or any of their Subsidiaries is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         8.7 [Intentionally omitted.]

         8.8 If a judgment or other claim becomes a Lien or encumbrance upon any material portion of Borrower's, any Guarantor's, or any of their Subsidiaries' properties or assets;

         8.9 If there is a default in any material agreement to which Borrower or any Guarantor or any of their Subsidiaries is a party and such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of Borrower's or any Guarantor's or their Subsidiaries' obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

         8.10 If Borrower or any Guarantor or any of their Subsidiaries makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

         8.11 If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or Record made to Lender by Borrower, any Guarantor, or their Subsidiaries, or any officer, employee, Lender, or director of Borrower, or any Guarantor or any of their Subsidiaries;

         8.12 If the obligation of any Guarantor or Borrower under the Guaranty is limited or terminated by operation of law or by any Guarantor or Borrower thereunder;

         8.13 If this Agreement or any other Loan Document that purports to create a Lien, shall, for any reason, fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in the Collateral covered hereby or thereby; or

         8.14 Any provision of any Loan Document shall at any time for any reason be declared by Borrower, Parent, or any other Guarantor to be null and void, or the validity or enforceability thereof shall be contested by Borrower or any Guarantor, or a proceeding shall be commenced by Borrower or any Guarantor, or by any Governmental Authority having jurisdiction over Borrower or any Guarantor, seeking to establish the invalidity or unenforceability thereof, or Borrower or any Guarantor shall deny that Borrower or any Guarantor has any liability or obligation purported to be created under any Loan Document.

9. THE LENDER'S RIGHTS AND REMEDIES.

         9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default, Lender may do any one or more of the following, all of which are authorized by Borrower:

                  (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

                  (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Lender;

                  (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Lender, but without affecting any of Lender's Liens in the Collateral and without affecting the Obligations;

                  (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Lender considers advisable, and in such cases, Lender will credit the Loan Account with only the net amounts received by Lender in payment of such disputed Accounts after deducting all Lender Expenses incurred or expended in connection therewith;

                  (e) Cause Borrower to hold all returned Inventory in trust for Lender, segregate all returned Inventory from all other assets of Borrower or in Borrower's possession and conspicuously label said returned Inventory as the property of Lender;

                  (f) Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as Lender considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Borrower Collateral if Lender so requires, and to make the Borrower Collateral available to Lender at a place that Lender may designate which is reasonably convenient to both parties. Borrower authorizes Lender to enter the premises where the Borrower Collateral is located, to take and maintain possession of the Borrower Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Lender's determination appears to conflict with Lender's Liens and to pay all expenses incurred in connection therewith and to charge Borrower's Loan Account therefor. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Lender a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Lender's rights or remedies provided herein, at law, in equity, or otherwise;

                  (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Lender (including any amounts received in the Cash Management Accounts), or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Lender;

                  (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Lender, and any amounts received in the Cash Management Accounts, to secure the full and final repayment of all of the Obligations;

                  (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Borrower hereby grants to Lender a license or other right to use, without charge, Borrower's labels, patents, copyrights, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Borrower Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Lender's benefit;

                  (j) Sell the Borrower Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Lender determines is commercially reasonable. It is not necessary that the Borrower Collateral be present at any such sale;

                  (k) Lender shall give notice of the disposition of the Borrower Collateral as follows:

                  (i) Lender shall give Borrower a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Borrower Collateral, the time on or after which the private sale or other disposition is to be made; and

                  (ii) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the earliest time of disposition set forth in the notice; no notice needs to be given prior to the disposition of any portion of the Borrower Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market;

                  (l) Lender may credit bid and purchase at any public sale;

                  (m) Lender may seek the appointment of a receiver or keeper to take possession of all or any portion of the Collateral or to operate same and, to the maximum extent permitted by law, may seek the appointment of such a receiver without the requirement of prior notice or a hearing;

                  (n) Lender shall have all other rights and remedies available to it at law or in equity pursuant to any other Loan Document; and

                  (o) Any deficiency that exists after disposition of the Borrower Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Lender to Borrower.

         9.2 REMEDIES CUMULATIVE. The rights and remedies of Lender under this Agreement, the other Loan Documents, and all other agreements shall be cumulative. The Lender shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Lender of one right or remedy shall be deemed an election, and no waiver by Lender of any Event of Default shall be deemed a continuing waiver. No delay by Lender shall constitute a waiver, election, or acquiescence by it.

10. TAXES AND EXPENSES.

             If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, Lender, in its sole discretion and with prior notice to Borrower, may do any or all of the following: (a) make payment of the same or any part thereof, (b) set up such reserves in Borrower's Loan Account as Lender deems necessary to protect Lender from the exposure created by such failure, or (c) in the case of the failure to comply with
Section 6.8 hereof, obtain and maintain insurance policies of the type described in Section 6.8 and take any action with respect to such policies as Lender deems prudent. Any such amounts paid by Lender shall constitute Lender Expenses and any such payments shall not constitute an agreement by Lender to make similar payments in the future or a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11. WAIVERS; INDEMNIFICATION.

         11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by Lender on which Borrower may in any way be liable.

         11.2 THE LENDER'S LIABILITY FOR COLLATERAL. Borrower hereby agrees that: (a) so long as Lender complies with its obligations, if any, under the Code, Lender shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral, (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause, (iii) any diminution in the value thereof, or (iv) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

         11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold Lender-Related Persons and each of their respective officers, directors, employees, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them (a) in connection with or as a result of or related to the execution, delivery, enforcement, performance, or administration of this Agreement, any of the other Loan Documents, or the transactions contemplated hereby or thereby, and (b) with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event, or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). The foregoing to the contrary notwithstanding, Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other Indemnified Person with respect to an Indemnified Liability as to which Borrower was required to indemnify the Indemnified Person receiving such payment, the Indemnified Person making such payment is entitled to be indemnified and reimbursed by Borrower with respect thereto. WITHOUT LIMITATION, THE FOREGOING INDEMNITY SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO INDEMNIFIED LIABILITIES WHICH IN WHOLE OR IN PART CAUSED BY OR ARISE OUT OF ANY NEGLIGENT ACT OR OMISSION OF SUCH INDEMNIFIED PERSON OR OF ANY OTHER PERSON.

12. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by Parent or Borrower, on the one hand, and Lender, on the other hand, to the other relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, electronic mail (at such email addresses as Parent, Borrower, or Lender, as applicable, may designate to each other in accordance herewith), or telefacsimile to the applicable address set forth below:

                  If to Parent or
                  Borrower:         PARADYNE CORPORATION
                                    8545 126th Avenue North
                                    Largo, Florida 33773
                                    Attn: Patrick M. Murphy
                                    Fax No.: 727.530.2210

                  with copies to:   KELLY, HART & HALLMAN, P.C.
                                    210 Main Street
                                    Suite 2500
                                    Fort Worth, Texas 76102
                                    Attn:  Daniel L. Lowry, Esq.
                                    Phone No.: 817.878.3583
                                    Fax No.: 817.878.9783

                  If to Lender:     FOOTHILL CAPITAL CORPORATION
                                    2450 Colorado Avenue
                                    Suite 3000
                                    Santa Monica, California  90404
                                    Attn: Business Finance Division Manager
                                    Fax No.: 310.453.7443

                  with copies to:   BROBECK, PHLEGER & HARRISON LLP
                                    550 South Hope Street
                                    Suite 2100
                                    Los Angeles, California 90071
                                    Attn:  John Francis Hilson, Esq.
                                    Fax No. 213.745.3345

                  Lender, Parent, and Borrower may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other parties. All notices or demands sent in accordance with this Section 12, other than notices by Lender in connection with enforcement rights against the Collateral under the provisions of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 Business

Days after the deposit thereof in the mail. Parent and Borrower acknowledge and agree that notices sent by Lender in connection with the exercise of enforcement rights against Collateral under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                  (a) THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                  (b) THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE LENDER ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING BROUGHT IN LOS ANGELES, CALIFORNIA IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13(B).

                  BORROWER AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14. SUCCESSORS

         14.1 SUCCESSORS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Lender's prior written consent and any prohibited assignment shall be absolutely void ab initio. No consent to assignment by Lender shall release Borrower from its Obligations. Lender may assign this Agreement and the other Loan Documents and its rights and duties hereunder and thereunder pursuant to
Section 14.1 hereof and, except as expressly required pursuant to Section 14.1 hereof, no consent or approval by Borrower is required in connection with any such assignment. Lender shall provide Borrower written notice of any such assignment as promptly as reasonably possible after any such assignment.

15. AMENDMENTS; WAIVERS.

         15.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by Lender and Parent (on behalf of itself and Borrower) and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

16. GENERAL PROVISIONS.

         16.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Parent, Borrower, and Lender.

         16.2 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each Section applies equally to this entire Agreement.

         16.3 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish fairly the purposes and intentions of all parties hereto.

         16.4 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

         16.5 AMENDMENTS IN WRITING. This Agreement only can be amended by a writing in accordance with Section 15.1.

         16.6 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement. The foregoing shall apply to each other Loan Document mutatis mutandis.

         16.7 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any Guarantor or the transfer to Lender of any property should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Lender is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Lender is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Lender related thereto, the liability of Borrower or any Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

         16.8 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.



                           [Signature page to follow.]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.


                                    PARADYNE NETWORKS, INC.
                                    a Delaware corporation



                                    By:
                                        ----------------------------------------
                                    Title:


                                    PARADYNE CORPORATION
                                    a Delaware corporation



                                    By:
                                        ----------------------------------------
                                    Title:




                                    FOOTHILL CAPITAL CORPORATION
                                    a California corporation



                                    By:
                                        ----------------------------------------
                                    Title:

                                TABLE OF CONTENTS

1.   DEFINITIONS AND CONSTRUCTION......................................................1
     1.1      Definitions..............................................................1
     1.2      Accounting Terms........................................................23
     1.3      Code....................................................................23
     1.4      Construction............................................................23
     1.5      Schedules and Exhibits..................................................23

2.   LOAN AND TERMS OF PAYMENT........................................................23
     2.1      Revolver Advances.......................................................23
     2.2      [Intentionally Omitted.]................................................25
     2.3      Borrowing Procedures and Settlements....................................25
     2.4      Payments................................................................25
     2.5      Overadvances............................................................27
     2.6      Interest Rates and Letter of Credit Fee: Rates, Payments, and
              Calculations............................................................27
     2.7      Cash Management.........................................................28
     2.8      Crediting Payments; Float Charge........................................29
     2.9      Designated Account......................................................30
     2.10     Maintenance of Loan Account; Statements of Obligations..................30
     2.11     Fees....................................................................31
     2.12     Letters of Credit.......................................................31
     2.13     LIBOR Option............................................................34
     2.14     Capital Requirements....................................................36

3.   CONDITIONS; TERM OF AGREEMENT....................................................37
     3.1      Conditions Precedent to the Initial Extension of Credit.................37
     3.2      Conditions Subsequent to the Initial Extension of Credit................40
     3.3      Conditions Precedent to all Extensions of Credit........................40
     3.4      Term....................................................................41
     3.5      Effect of Termination...................................................41
     3.6      Early Termination by Borrower...........................................41

4.   CREATION OF SECURITY INTEREST....................................................42
     4.1      Grant of Security Interest..............................................42
     4.2      Negotiable Collateral...................................................42
     4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral..42
     4.4      Delivery of Additional Documentation Required...........................42
     4.5      Power of Attorney.......................................................43
     4.6      Right to Inspect........................................................44
     4.7      Control Agreements......................................................44

5.   REPRESENTATIONS AND WARRANTIES...................................................44

     5.1      No Encumbrances.........................................................44
     5.2      Eligible Accounts.......................................................45
     5.3      Eligible Inventory......................................................45
     5.4      Equipment...............................................................46
     5.5      Location of Inventory and Equipment.....................................46
     5.6      Inventory Records.......................................................46
     5.7      Location of Chief Executive Office; FEIN................................46
     5.8      Due Organization and Qualification; Subsidiaries........................46
     5.9      Due Authorization; No Conflict..........................................47
     5.10     Litigation..............................................................48
     5.11     No Material Adverse Change..............................................48
     5.12     Fraudulent Transfer.....................................................48
     5.13     Employee Benefits.......................................................48
     5.14     Environmental Condition.................................................48
     5.15     Brokerage Fees..........................................................49
     5.16     Intellectual Property...................................................49
     5.17     Leases..................................................................49
     5.18     DDAs....................................................................49
     5.19     Complete Disclosure.....................................................49
     5.20     Indebtedness............................................................49
     5.21     Real Property...........................................................50
     5.22     Dormant Subsidiary......................................................50

6.   AFFIRMATIVE COVENANTS............................................................50
     6.1      Accounting System.......................................................50
     6.2      Collateral Reporting....................................................50
     6.3      Financial Statements, Reports, Certificates.............................51
     6.4      [Intentionally omitted.]................................................53
     6.5      Return..................................................................53
     6.6      Maintenance of Properties...............................................53
     6.7      Taxes...................................................................54
     6.8      Insurance...............................................................54
     6.9      Location of Inventory and Equipment.....................................55
     6.10     Compliance with Laws....................................................55
     6.11     Leases..................................................................55
     6.12     Brokerage Commissions...................................................55
     6.13     Existence...............................................................55
     6.14     Environmental...........................................................55
     6.15     Disclosure Updates......................................................56
     6.16     Dormant Subsidiaries. Cause the Dormant Subsidiaries not to have any material assets or liabilities or engage in any business activity...56

7.   NEGATIVE COVENANTS...............................................................56
     7.1      Indebtedness............................................................56
     7.2      Liens...................................................................57

     7.3      Restrictions on Fundamental Changes.....................................57
     7.4      Disposal of Assets......................................................58
     7.5      Change Name.............................................................58
     7.6      Guarantee...............................................................58
     7.7      Nature of Business......................................................58
     7.8      Prepayments and Amendments..............................................58
     7.9      Change of Control.......................................................58
     7.10     Consignments............................................................58
     7.11     Distributions...........................................................58
     7.12     Accounting Methods......................................................58
     7.13     Investments.............................................................59
     7.14     Transactions with Affiliates............................................59
     7.15     Suspension..............................................................59
     7.16     Use of Proceeds.........................................................59
     7.17     Change in Location of Chief Executive Office; Inventory and
              Equipment with Bailees..................................................59
     7.18     Securities Accounts.....................................................59
     7.19     Financial Covenants.....................................................60

8.   EVENTS OF DEFAULT................................................................61

9.   THE LENDER'S RIGHTS AND REMEDIES.................................................63
     9.1      Rights and Remedies.....................................................63
     9.2      Remedies Cumulative.....................................................65

10.  TAXES AND EXPENSES...............................................................65

11.  WAIVERS; INDEMNIFICATION.........................................................66
     11.1     Demand; Protest; etc....................................................66
     11.2     The Lender's Liability for Collateral...................................66
     11.3     Indemnification.........................................................66

12.  NOTICES..........................................................................67

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.......................................68

14.  Successors.......................................................................69
     14.1     Successors..............................................................69

15.  AMENDMENTS; WAIVERS..............................................................69
     15.1     Amendments and Waivers..................................................69

16.  GENERAL PROVISIONS...............................................................69
     16.1     Effectiveness...........................................................69
     16.2     Section Headings........................................................69
     16.3     Interpretation..........................................................69

     16.4     Severability of Provisions..............................................69
     16.5     Amendments in Writing...................................................69
     16.6     Counterparts; Telefacsimile Execution...................................69
     16.7     Revival and Reinstatement of Obligations................................70
     16.8     Integration.............................................................70

                             EXHIBITS AND SCHEDULES


Exhibit A-1                Form of Assignment and Acceptance
Exhibit B-1                Form of Borrowing Base Certificate
Exhibit C-1                Form of Compliance Certificate
Exhibit L-1                Form of LIBOR Notice

Schedule C-1               Commitments
Schedule E-1               Eligible Inventory Locations
Schedule P-1               Permitted Liens
Schedule 2.8(a)            Cash Management Banks
Schedule 5.5               Locations of Inventory and Equipment
Schedule 5.7               Chief Executive Office; FEIN
Schedule 5.8(b)            Capitalization
Schedule 5.8(c)            Capitalization of Subsidiaries
Schedule 5.10              Litigation
Schedule 5.14              Environmental Matters
Schedule 5.16              Intellectual Property
Schedule 5.18              Demand Deposit Accounts
Schedule 5.20              Permitted Indebtedness

                                  SCHEDULE C-1
                                   COMMITMENTS

              -----------------------------------------------------------
                       LENDER                             COMMITMENT
              -----------------------------------------------------------
              Foothill Capital Corporation                 17,500,000
              -----------------------------------------------------------

              -----------------------------------------------------------

              -----------------------------------------------------------

              -----------------------------------------------------------

              -----------------------------------------------------------
              All Lender                                  $17,500,000
              ===========================================================